EXHIBIT 10.28

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.   [***]  INDICATES THAT INFORMATION HAS BEEN REDACTED.

615 LAFAYETTE

615 WEST LAFAYETTE
DETROIT, MICHIGAN

LEASE

THIS LEASE is made between Landlord and Tenant, hereinafter identified in Sections 1(b) and 1(c) hereof, respectively, and constitutes a Lease between the parties of the “Premises” in the “Building” as defined in Section 2 hereof on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

WITNESSETH:

1.             BASIC LEASE PROVISIONS

The following are certain lease provisions which are part of, and, in certain instances, referred to in, subsequent provisions of this Lease:

(a)	Date of Lease:	September 4, 2015

(b)	Landlord:	615 WEST LAFAYETTE LLC, a Michigan limited liability company

(c)	Tenant:	QUICKEN LOANS INC.,
a Michigan corporation

(d)	Premises:	Approximately 182,857 total rentable square feet of floor area as follows:

Phase One
54,051 rentable square feet on the third floor of the main and annex buildings (“Floor 3”)

Phase Two
56,922 rentable square feet on the second floor of the main and annex buildings (“Floor 2”)

53,035 rentable square feet on the fourth floor of the main building (“Floor 4 Main”) and the fifth floor of the annex building (“Floor 5”)

18,849 rentable square feet on the fourth floor of the annex building (“Floor 4 Annex”)

all as more particularly set forth in the floor plans attached hereto as Exhibit “A”, having a U.S. Postal Service Address and an emergency response address of 615 West Lafayette Avenue, Detroit, Michigan 48226.

Floor 3 is referred to herein as “Phase One” and Floor 2, Floor 4 Main, Floor 5, and Floor 4 Annex are collectively referred to herein as “Phase Two.”

(e)	Commencement Dates:

		(i)	Phase One Commencement Date:	September 24, 2015

		(ii)	Phase Two Commencement Date:	April 1, 2016, or earlier
if Landlord’s work is substantially complete in accordance with Section 8(b)(viii)(A)

Each of the foregoing is referred to herein as a “Commencement Date,” as applicable.

	(f)	Expiration Date:		87 full calendar months from the Phase One Commencement Date.

	(g)	Basic Rental:		(i) The Basic Rental for Phase One shall be:

Period	Rental Rate per Rentable Square Foot per Year/Annual Rent per Square Foot per Year
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(ii) The Basic Rental for Phase Two shall be:

Period	Rental Rate per Rentable Square Foot per Year/Annual Rent per Square Foot per Year
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(iii) Notwithstanding anything herein contained to the contrary, and provided Tenant is not then in default of its obligations under this Lease, Tenant shall not be required to pay any Basic Rental for a full three month period following each of: (1) the Phase One Commencement Date with respect to Floor 3 only; and (2) the Phase Two Commencement Date with respect to Floor 2, Floor 4 Main, Floor 5 and Floor 4 Annex only.

(h)	Base Expenses:	The term “Base Expenses” shall mean the Expenses for the 2016 calendar year.

(I)	Base Taxes:	The term “Base Taxes” shall mean the Taxes for the 2016 calendar year (the 2016 Summer Taxes due July 1, 2016 and 2016 Winter Taxes due December 1, 2016).

(j)	Tenant’s Share:	Phase One:	19.91%
		Phase Two:	47.44%

		Total Premises:	67.35%

(k)	Deposit	None

(I)	Tenant’s Use:	General office, including, without limitation, finance company; banking institution or facility; financial services provider; residential and/or commercial mortgage company, call center, retail branch, and/or lender; real estate, mortgage or securities broker; real estate management services; appraisal; title and/or casualty insurance company offices; home builders; computer/data center; automated teller machine; entrepreneurial academy such as Bizdom U; and related purposes to service the foregoing uses, including, without limitation, satellite communication, storage and, for the exclusive use of Tenant’s employees, vending area, day care and fitness center, each to the extent permitted under applicable zoning ordinances.

(m)	Tenant’s Address:	1050 Woodward Avenue Detroit, Michigan 48226 Attention: William C. Emerson, Chief Executive Officer

(n)	Landlord’s Address:	c/o Bedrock Management Services LLC 1092 Woodward Avenue Detroit, Michigan 48226 Attention: James A. Ketai, Managing Partner

(o)	Parking Spaces:	See Section 35.

2.             PREMISES

(a)         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (hereinafter referred to as the “Premises”), described in Section 1(d) hereof and designated on Exhibit “A” attached hereto in the building commonly known as the 615 West Lafayette, Detroit, Michigan, consisting of approximately 271,500 rentable square feet of floor area (hereinafter referred to as the “Building”), together with the non-exclusive right and easement to use the common facilities which may from time to time be furnished by Landlord in common with Landlord and the tenants and occupants (their agents, employees, customers and invitees) of the Building. The Building and common areas are hereinafter referred to as the “Development,” more particularly described on Exhibit “B” hereto.

(b)         The rentable area of the Premises, as well as the Building shall be computed based upon the 2010 BOMA Standard Method of Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-2010, and the rentable area of the Premises, as well as the Building, shall contain a proportionate share of the common areas of the Building, utilizing a common area load factor not to exceed twelve percent.

(c)          The rentable square foot area of the Premises shall be measured by Landlord’s Architect, and Landlord’s Architect shall certify the rentable square foot area to Landlord and Tenant; provided, however, that if Tenant disagrees with the measurement or calculation by Landlord’s architect, an independent architect jointly selected by Landlord and Tenant shall promptly measure such portion of the Premises and its determination shall be binding on the parties. In the event such certification or determination shall contain a rentable square foot area different than that previously utilized, Landlord and Tenant shall promptly execute and deliver an amendment to this Lease reflecting the rentable square foot area set forth in such certification and Section 1(k) shall be revised accordingly.

(d)         Tenant shall be allowed access to the Premises and reasonable portions of the common areas twenty-four hours a day, three hundred sixty-five days a year using card readers, or keys, provided that Tenant shall not materially interfere with Landlord’s construction activities. Access to the Premises shall be in the same general location and have the same general utility as the access afforded on each applicable Commencement Date.

3.             TERM

(a)         The term of this Lease shall commence on the Phase One Commencement Date set forth in 1(e) hereof with respect to Floor 3 and on the Phase Two Commencement Date set forth in 1(e) hereof with respect to Floor 2, Floor 4 Main, Floor 5 and Floor 4 Annex; provided, however, that Landlord shall have the right, by delivering written notice to Tenant prior to October 1, 2015, to eliminate all or any portion of Floor 4 Main or Floor 4 Annex from the Premises and in such event, all of the provisions of this Lease which are dependent on the size of the Premises shall be appropriately adjusted and at the request of Landlord or Tenant, Landlord and Tenant shall enter into an amendment to the Lease reflecting the change to the Premises and the other applicable provisions of this Lease. The term of this Lease shall expire on the Expiration Date set forth in Section 1(f) hereof. Notwithstanding anything herein contained to the contrary, during the course of Landlord’s construction of the Premises, Tenant and its contractors shall be granted access seven days a week, twenty four hours per day to the Premises in order to install data and telephone wiring and other improvements, provided Tenant coordinates such access with Landlord and Tenant does not unreasonably interfere with Landlord’s completion of the Premises and that Tenant or its contractors provide no interference to the work or other tenants of the Building or Development. Notwithstanding anything to the contrary contained in this Lease, if Landlord does not deliver possession of the Premises in the condition required pursuant to this Lease within the time frame set forth in this Lease, if Tenant incurs occupancy costs in the premises to be vacated by Tenant in connection with Tenant’s occupancy of the Premises, in excess of the occupancy costs to be incurred by Tenant under this Lease (assuming no free rent under this Lease) (“Additional Occupancy Costs”), Tenant shall be permitted to offset the Additional Occupancy Costs against the first due installments of Basic Rental due under this Lease.

(b)           In the event of the inability of Landlord to deliver possession of the Premises or the applicable portion of the Premises as required hereunder on the applicable Commencement Date, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Tenant, unless it is responsible for such delay, shall not be liable for any Rent (as hereinafter defined) until such time as Landlord can and does deliver possession of such Premises to Tenant. The applicable Commencement Date (but not the Expiration Date) shall be extended for the period from the date set forth in Section 3(a) and Section 1(e) hereof until the date on which Landlord gives possession of the portion of the Premises required hereunder to Tenant. Upon establishment of the applicable Commencement Date, Tenant shall, if Landlord shall so request, execute and deliver a letter setting forth the applicable Commencement Date.

(c)           From time to time, Tenant shall furnish Landlord, upon request a letter addressed to Landlord and Landlord’s mortgagee stating that Tenant has accepted the Premises for occupancy, the Premises have been completed as herein required, and setting forth the applicable Commencement Date of this Lease and such other information relating to the Premises as either Landlord or its mortgagee may reasonably request. Within twenty business days after Tenant’s request therefor, Landlord shall deliver to any lender holding a security interest in Tenant’s personal property located within the Premises, an acknowledgement and subordination in form reasonably acceptable to Landlord, Tenant and Tenant’s lender.

(d)           (i)            Tenant shall have the right, if it is not then in default after notice thereof, to extend the term of this Lease for two additional periods of five years each upon the terms and conditions as are stated in this Lease (other than the grant of any extension rights in addition to those provided for in this Section 3(d)) and at the Basic Rental determined in accordance with Section 3(d)(ii) below. Tenant shall exercise such right, it at all, at least seven months prior to the expiration of the original term of this Lease or such prior extension period, as the case may be. If Tenant shall fail to exercise its option to extend the term of this Lease within the period of time for exercise set forth in this Section, Tenant’s option to extend the term of this Lease shall continue in full force and effect until Landlord shall have given Tenant notice of such failure to exercise said option. If Tenant shall fail to exercise its option to extend the term of this Lease within ten business days after receipt of such notice from Landlord, then and only then shall Tenant’s option to extend the term of this Lease expire. Notwithstanding the foregoing, if Tenant has not yet exercised its right to so extend the term and Tenant is in default under this Lease after notice thereof but prior to the expiration of any applicable cure period at the expiration of the period for Tenant to exercise such right to extend, the period for Tenant to exercise its right to so extend the term shall be extended for a period equal to the period from Tenant’s receipt of such notice of default until Tenant cures such default (but only if Tenant cures such default within the applicable cure period), which extension period shall commence on the date of such cure. The then current term shall be extended for a like period. In no event shall such extension period exceed three months.

(ii)           In the event Tenant shall exercise its right to so extend the term of this Lease in accordance with Section 3(d)(i) above, the Basic Rental for each such extension period shall be determined in accordance with this Section 3(d)(ii).

(A)          Within ten business days after the exercise by Tenant of such right to extend the term of this Lease for such extension period, Landlord shall submit to Tenant Landlord’s determination of the Market Rental, as defined below, for the Premises for such extension period. If Tenant does not notify Landlord of its acceptance of such Market Rental as so determined by Landlord within ten business days after receipt thereof, then the parties shall proceed as provided in Section (B) below.

(B)          Landlord and Tenant shall negotiate in good faith to agree upon the Market Rental for such extension period, and if Landlord and Tenant are unable to agree within ten business days, the determination of the Market Rental shall be made in accordance with Section (C) below.

(C)          Within ten business days after the expiration of the ten business day period referred to in Section (B) above, Landlord and Tenant shall mutually select an MAI appraiser with experience in real estate activities, including at least five years of current experience in appraising office space in Detroit, Michigan. If the parties cannot agree on such an appraiser, then within five business days thereafter, each shall select an independent MAI appraiser meeting the aforementioned criteria and within five business days thereafter the two appointed appraisers shall select a third neutral appraiser meeting the aforementioned criteria and the third appraiser shall determine the Market Rental for such extension period in accordance with Section (D) below. If either Landlord or Tenant shall fail to make such appointment within said five business day period, the other shall make such appointment on its behalf.

(D)          Once the appraiser or third appraiser has been selected as provided in Section (C) above, each of Landlord and Tenant shall submit to such appraiser its suggested Market Rental. As soon thereafter as practical, the appraiser shall select one of the two suggested Market Rentals submitted by Landlord and Tenant (and no other) that is closer to the one determined by the third appraiser. The Market Rental so selected by the appraiser shall be binding on Landlord and Tenant. Landlord and Tenant shall equally share the cost of such appraisal.

(iii)          For purposes of this Section 3(d), “Market Rental” shall mean ninety five percent of the projected fair market rent for office space containing the rentable size of the Premises during such extension period, as of the commencement of such extension period, based upon the rates then in effect in the Building and other similar buildings in Detroit, Michigan. The Market Rental shall take into account the refurbishment allowance provided by Landlord in Section 3(d)(iv) below.

(iv)          Landlord shall have no obligation to do any work or perform any special services with respect to the Premises for such extension period, which Tenant agrees to accept in their then “as is” condition; provided, however, that Landlord shall provide Five Dollars per rentable square foot based upon the size of the Premises at the time of Tenant’s exercise of each option. Such amounts may be utilized by Tenant for new floor coverings, wall coverings, painting and such other items as Tenant may desire to “freshen-up” or otherwise improve the Premises in Tenant’s discretion. Landlord shall pay such amounts to Tenant from time to time within thirty days following Tenant’s delivery to Landlord of Tenant’s demand therefor accompanied by reasonable back-up information, including, without limitation, sworn statements and lien waivers. Tenant shall be solely responsible for any amounts in excess of those to be provided by Landlord hereunder for such purposes.

(e)           Provided Tenant is not in default of this Lease on the date set for exercise or the date set for termination, Tenant shall have the one-time right to terminate this Lease at the end of the sixtieth month of the Term, provided that Tenant provides not less than six months prior written notice of such election to terminate. Tenant’s right to terminate this Lease is conditioned upon Landlord receiving the Termination Payment (as hereinafter defined) in immediately available funds on or before the date set for termination. For purposes of this Lease, the Termination Payment shall be an amount which is equal to the sum of the then unamortized costs of the improvements to the Demised Premises, amortized over the initial term of this Lease with interest on the unamortized balance at a rate of Five percent per annum, plus free rent as set forth in Section 1(g), which amount, together with reasonable back up documentation supporting the calculation of the Termination Payment, will be provided to Tenant within sixty days of the Date of Lease.

4.             RENT

(a)           Tenant shall pay to Landlord as rental for the Premises during each year of the term of this Lease the amount set forth in Section 1(g) hereof. Such rental shall be payable in advance, in equal monthly installments upon the first day of each and every month throughout the term of this Lease; provided, however, that if the lease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the rental for such first or last fractional month shall be such proportion of the monthly rental as the number of days in such fractional month bears to the total number of days in the calendar month.

(b)           Rent and all other charges hereunder shall promptly be paid without prior demand therefor and without deductions or setoffs for any reason whatsoever, except as expressly herein provided, and overdue rent and any other sums payable by Tenant to Landlord hereunder shall bear interest during delinquency until paid at a rate of interest equal to two percent in excess of the “Prime Rate” published from time to time by The Wall Street Journal (hereinafter referred to as the “Interest Rate”). In addition, if any payment of rent is not paid when due, Tenant shall pay to Landlord a late charge equal to three and one half percent of each late payment. Landlord shall have no obligation to accept less than the full amount of all installments of rental and interest thereon and all charges hereunder which are due and owing by Tenant to Landlord, and if Landlord shall accept less than the full amount owing, Landlord may apply the sums received towards any of Tenant’s obligations at Landlord’s discretion. Notwithstanding the foregoing, Tenant shall not be required to pay the late charge or the interest provided for therein on up to two occasions during each calendar year, provided such payments are made to Landlord within ten days after Tenant’s receipt of written notice that the same are past due.

(c)           Landlord’s failure to timely bill Tenant shall in no way excuse Tenant from its payment obligations or constitute a waiver of Landlord’s entitlement to any charges not timely billed by Landlord.

(d)           Tenant agrees that all Basic Rental and additional rent (collectively “Rent”) due under this Lease shall be paid to Landlord by (i) check mailed to the address set forth in Section 1(n) hereof or such other address as Landlord shall designate by written notice to Tenant, (ii) wire transfer of immediately available funds, or (iii) electronic funds transfer.

5.             RENTAL ADJUSTMENT

(a)         The following terms shall have the following meanings:

(i)           The term “Expenses” shall mean the actual reasonable cost incurred by Landlord during the applicable calendar year on an accrual basis with respect to the operation, maintenance and repair of the Development, including, without limitation or duplication, (1) the costs incurred for air conditioning; mechanical ventilation; heating; cleaning; rubbish removal; snow removal; general landscaping and ground maintenance; window washing; elevators; porter and matron services; electric current for common areas; management fees (calculated at a rate of five percent of gross receipts); repairs; maintenance; fire, extended coverage, boiler, sprinkler apparatus, public liability and property damage insurance (including loss of rental income insurance); supplies; wages, salaries and benefits of service and maintenance employees and management staff (if said employees and/or staff perform services for properties other than the Development, the expenses relating thereto shall be equitably prorated); uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees; sales, use and other similar taxes; water rates and sewer rents; depreciation of movable equipment and personal property, which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such movable equipment, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, and (2) the cost of any capital improvements made to the Development after the Phase One Commencement Date that are intended to reduce other Expenses, or made to the Development by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Development at the time it was constructed, such cost or allocable portion thereof to be amortized over the useful life thereof as determined by GAAP, together with interest on the unamortized balance at the Interest Rate or such actual rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, if Landlord borrows funds therefor. Expenses shall not include “Taxes,” depreciation on the Building other than depreciation on standard exterior window coverings provided by Landlord and carpeting in common areas and other than as set forth above; costs of services or repairs and maintenance which are paid for by proceeds of insurance, by other tenants (in a manner other than as provided in this Section 5) or third parties; tenant improvements, real estate brokers’ commissions, interest and capital items other than those referred to in clause (1) above. Notwithstanding the foregoing or anything else to the contrary contained in this Lease, Expenses shall not include costs for security services to be provided by Landlord pursuant to the provisions of this Lease and Tenant shall pay to Landlord the sum of fifty cents per rentable square foot of the Premises per year for security services to be provided pursuant to the provisions of this Lease, which costs shall be paid in the same manner and at the same time as Tenant pays Basic Rental.

The Expenses shall be adjusted to equal Landlord’s reasonable estimate of Expenses had the total Building been occupied.

In determining Expenses:

(A)          The management fees included within Expenses shall not exceed five percent of the gross receipts from the Building and shall be consistent with respect to the Base Expenses and Expenses in subsequent years.

(B)          All items of Expenses which are deemed to be capital expenses shall be amortized in accordance with the terms of Section 5(a)(i)(2) and only the annual amortized amount shall be included in Expenses in any year.

(C)          Expenses shall not include (i) the cost or depreciation of the Building or any improvements thereon, including permit fees, license and inspection fees, and costs incurred in renovating, improving, decorating, painting or redecorating vacant tenant space or space of other tenants in the Development or broker’s commissions, (ii) principal payments, interest, late fees or other financing charges relating to any financing of the Development or rents under a ground lease or any other underlying lease wherein Landlord is the lessee, (iii) wages, salaries, fees and fringe benefits paid to home office executive personnel of Landlord (i.e., executives above the level of building manager and other office personnel but not the property manager, the assistant property manager and their staff), (iv) any costs relating to the solicitation, execution and enforcement of leases of other tenant space in the Development, (v) the cost of any electrical current or other utility services furnished to any other leasable area (but not including Common Areas) of the Development (other than for HVAC services and water), (vi) the cost of correcting defects in the original construction or defects in subsequent improvement of the Development, including costs of repairs or maintenance caused or necessitated by the negligence of Landlord, its agents, contractors or employees, (vii) the cost of any repair made by Landlord because of the total or partial destruction of the Development by fire or other casualty subsequent to the date of original construction, (viii) any costs for which Landlord is reimbursed under warranty claims, insurance proceeds or condemnation awards, (ix) any costs for which Landlord is reimbursed by tenants of the Development (other than in a manner comparable to Section 5(b) hereof), or third parties, (x) advertising and promotional expenditures, (xi) reserves for future expenditures or liabilities which would be incurred after the then current accounting year, (xii) the cost of (a) remediation of any toxic or hazardous substance or material from the land, buildings or improvements comprising the Development, other than commercially reasonable and customary maintenance of mechanical systems, or (b) any environmental reports or studies relating thereto, and (xiii) income, sales and use taxes, excess profit, estate, inheritance, successions, transfer taxes, recording and franchise taxes.

(D)          The Controllable Expenses for any calendar year following the Base Year shall not exceed the Cap. The “Cap” for the calendar year immediately following the Base Year shall be 103% of the Controllable Expenses for the Base Year, and the Cap for each calendar year thereafter shall be 103% of the Cap for the immediately preceding calendar year.

Notwithstanding anything herein contained to the contrary, Tenant shall not be required to pay any Excess Expenses and/or Excess Taxes which relate to periods prior to the 2017 calendar year.

(ii)             The term “Base Expenses” shall mean the amount as defined in Section 1(h) hereof.

(iii)           The term “Excess Expenses” shall mean the total dollar increases, if any, over the Base Expenses paid or incurred by Landlord in the respective calendar year.

(iv)           The term “Taxes” shall mean the amount of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Development, or the Rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction. Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Development, the leasehold estate of Landlord or Tenant, or the Rent and other charges payable hereunder. Taxes shall include any reasonable expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes.

In determining Taxes:

(A)         Taxes shall not include any income, sales and use taxes, excess profit, estate, inheritance, successions, transfer taxes, recording and franchise taxes.

(B)         With respect to special assessments which may be paid in installments, Tenant’s Share thereof shall be determined as if Landlord elected to pay the same over the longest period available.

(C)         Notwithstanding anything herein contained to the contrary, Taxes shall not include and Tenant shall not be responsible for any interest or penalties due to the late payment of Taxes.

(D)         In the event Landlord receives any refunds relating to Taxes covering a period during the term of this Lease, the Taxes with respect to such year with respect to such refund relates shall be reduced accordingly and to the extent applicable, Tenant shall be given credit for Tenant’s Share thereof.

(v)           The term “Base Taxes” shall mean the amount as defined in Section 1(i) hereof.

(vi)           The term “Excess Taxes” shall mean the total dollar increase, if any, over the Base Taxes paid or incurred by Landlord in the respective calendar year.

(vii)           The term “Tenant’s Share” shall mean the percentage set forth in Section 1(j) hereof which was derived by dividing the rentable square foot area of the Premises by the rentable square foot area of the Building.

(viii)             The term “Base Year” shall mean the 2016 calendar year.

(ix)               The term “Controllable Expenses” shall mean all Expenses other than those Expenses attributable to snow and ice removal, utilities and insurance.

(b)           Tenant shall pay to Landlord Tenant’s Share of Excess Expenses and Excess Taxes in the manner and at the times herein provided.

With respect to Excess Expenses, prior to January 1, 2017, and prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord’s estimate of Tenant’s Share of Excess Expenses for the ensuing calendar year, with respect to Excess Taxes, prior to January 1, 2017, and prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord’s estimate of Tenant’s Share of Excess Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given. If at any time or times it appears to Landlord that Tenant’s Share of Excess Expenses or Tenant’s Share of Excess Taxes for the then current calendar year will vary from Landlord’s estimate by more than five percent, Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

Within ninety days after the close of each calendar year with respect to Excess Expenses, and within ninety days after the close of each calendar year with respect to Excess Taxes, or as soon after such ninety day period as practicable, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant’s Share of Excess Expenses and Excess Taxes, respectively, for such calendar year. If on the basis of either of such statements, Tenant owes an amount that is less than the estimated payments for such calendar year with respect to Excess Expense or with respect to Excess Taxes previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Rent. In no event shall a reduction in Taxes or Expenses operate to reduce the rental set forth in Section 1(g) hereof required to be paid hereunder, nor shall any reduction in Taxes or Expenses below the Base Expenses or Base Taxes give rise to any credit to Tenant. If on the basis of such statement, Tenant owes an amount that is more than the estimated payment for such calendar year with respect to Excess Expenses or Excess Taxes previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty days after delivery of the statement.

If this Lease shall terminate on a day other than the last day of a calendar year, Tenant’s Share of Excess Expenses and Excess Taxes that are applicable to the calendar year in which such termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the term of this Lease. Any refund due Tenant with respect to the last year of the Term shall be refunded to it within thirty days after the receipt of such statement.

For a period of two years after delivery of each such statement to which such records relate, Tenant shall have the right upon thirty days’ prior written notice to Landlord to inspect Landlord’s records relating to Taxes and Expenses. Such inspection shall be conducted at Landlord’s offices during normal business hours at Tenant’s expense. Such inspection may not be conducted by a person or firm compensated on a contingent fee basis. If such inspection shall disclose that Tenant has paid five percent or more in excess of that required to be paid hereunder and Landlord shall accept such determination, which acceptance shall not be unreasonably withheld, Landlord shall reimburse Tenant for the reasonable cost of such inspection. Tenant shall have no right to offset the amount of any overpayment unless Landlord shall accept such determination. If Landlord and Tenant do not agree on any overpayment or underpayment within thirty days, either Landlord or Tenant may cause an independent accounting firm to resolve the dispute, whose determination shall be binding on Landlord and Tenant and the firm’s fees shall be split equally between Landlord and Tenant.

6.             Intentionally deleted

7.             REPAIRS

(a)           Landlord shall maintain, in a timely manner, the public portions of the Building in accordance with the standards of Class A office buildings in the central business district of the City of Detroit, including but not limited to any lobbies, stairs, elevators, corridors and restrooms, together with the windows and exterior walls, roofs, foundations and structure itself of the Building, the fire and life safety systems, mechanical, HVAC, plumbing and electrical equipment servicing the Premises and the Building and the common areas servicing the Development, in good order and condition as reasonably determined by Landlord and the cost shall be included in Expenses, except for the repairs due to fire and other casualties (to the extent the cost of such repairs are covered by insurance proceeds) and for the repair of damages occasioned by the acts or omissions of Tenant, which Tenant shall pay to Landlord in full. Landlord shall be responsible to supply and pay for the replacement of lighting ballasts and light bulbs, and fluorescent tubes in the Building; provided, however, Tenant shall be responsible to pay the cost of replacement of light bulbs and fluorescent tubes in the Premises.

(b)           Subject to the provisions of Section 7(a) hereof and the other provisions of this Lease, Tenant shall keep the Premises and every part thereof in good condition and repair, reasonable wear and tear and damaged caused by Landlord or resulting from Landlord’s default under this Lease excepted. Except as otherwise set forth in this Lease, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises except as provided by law, statute or otherwise now or hereafter in effect. All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may designate, by contractors or mechanics reasonably approved by Landlord and in accordance with the Rules relating thereto annexed to this Lease as Exhibit “E” hereto and all laws, ordinances and regulations. Tenant shall provide Landlord with unconditional lien waivers from all contractors, subcontractors and materialmen providing services or furnishing material to or for Tenant in connection with such repairs. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as expressly set forth herein. Tenant will pay for any repairs to the Premises or the Building or the Development made necessary by any negligence or carelessness of Tenant or its employees or persons permitted in the Building or the Development by Tenant, unless the same are covered by the insurance carried or required to be carried by Landlord hereunder.

8.             IMPROVEMENTS AND ALTERATIONS

(a)           As used in this Lease, the term “Landlord’s Work” shall refer to the improvements set forth on Exhibit “C” attached hereto and made a part hereof, which are intended to provide Tenant with a turn-key build-out inclusive of the restrooms on the floors on which the Premises are situated. Landlord shall cause Landlord’s Work to be constructed substantially in accordance with the plans and specifications theretofore prepared by Landlord’s architect. All of Landlord’s Work (if plans and specs are necessary) shall be performed by Landlord in accordance with plans and specifications prepared by Landlord and subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld. Landlord shall revise such plans and specifications as reasonably required in order to obtain Tenant’s approval. Subject to the provisions of Section 8(b)(ii) below, all of Landlord’s Work shall be performed by Landlord at Landlord’s sole cost and expense. Landlord shall complete all of Landlord’s Work in a first-class and good and workmanlike manner, using good materials, in accordance with the approved plans and specifications (if necessary), and in compliance with all applicable laws and regulations of the federal, state and municipal governments, or any department or division thereof, including, without limitation, building codes.

(b)           (i)            (A)          Based upon the mutually approved space plan prepared by Landlord’s Architect, Landlord’s Architect shall prepare plans and specifications for Landlord’s Work. Landlord shall submit such plans and specifications to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld. If Tenant shall fail to supply such approval or comments in writing within ten business days after receipt thereof, Tenant shall be deemed to have approved such plans and specifications. The cost of the space plan and the cost of such final plans and specifications shall be paid by Landlord but shall be charged against the Tenant Allowance (as hereinafter defined). To the extent the plans and specifications are identified in Exhibit “C” attached hereto, the plans and specifications have been approved in advance by Landlord.

(B)         Upon approval of such plans and specifications by Tenant, Landlord shall obtain at least three competitive bids (where reasonably available) for all major trades (including, but not limited to, HVAC and electrical) constituting Landlord’s Work. Tenant may add bidders to the bid list. Such bids shall be submitted to Tenant prior to the award of the contract to which the same relate. The work shall be awarded to the low bidder, provided it is a responsible party (and reasonably acceptable to Landlord and Tenant), its bid is complete and Landlord has no other reasonable objection to it. Based upon such competitive bids, Landlord shall submit the cost of Landlord’s Work to Tenant, for Tenant’s approval, which approval shall not be unreasonably withheld. In the event Tenant does not approve or submit comments to such costs to Landlord within ten business days after receipt thereof, Tenant shall be deemed to have approved such costs. If Tenant does not approve such plans and specifications and/or costs, Landlord and Tenant shall cooperate in order to revise the plans and specifications in a manner acceptable to the parties. Landlord’s Work shall be performed on a so-called “open book” basis, with Tenant having the right to audit all of Landlord’s records relating to the cost of such work.

(ii)           (A)          Landlord shall complete the Premises in accordance with the approved plans and specifications (“Plans”) up to a cost of [***] per rentable square foot of the Premises (prorated for each Phase) (the “Tenant Allowance”); provided, however, the cost of the renovation of the restrooms shall not be applied towards the Tenant Allowance and the Tenant Allowance shall not be paid on the square footage attributable to the restrooms. Tenant shall pay all costs in excess of the Tenant Allowance within thirty days after the later to occur of (i) receipt by Tenant of an invoice therefor, and (ii) the Commencement Date applicable to the portion of the Premises to which such excess costs apply; provided, however, if Tenant disputes any such costs in excess of the Tenant Allowance, Tenant may hold back the disputed costs in an amount not to exceed ten percent of the Tenant Allowance pursuant to this subsection. If the cost of so completing the Premises in accordance with the approved plans and specifications is less than the Tenant Allowance, at Tenant’s election, Tenant may utilize all or a portion of such excess for the cost of the improvements to the Premises made by Tenant and its furniture, furnishings, trade fixtures and equipment to be installed in the Premises and/or applied as a credit against Rent first becoming due hereunder.

(B)          In computing Landlord’s costs of completing the Premises, Landlord shall receive a fee of two percent for profit, and its actual overhead and administrative costs.

(iii)          Landlord shall diligently prosecute Landlord’s Work to completion without interruption or delay, in a first-class and good and workmanlike manner, using good materials, in accordance with the approved plans and specifications, and in compliance with all applicable laws and regulations of the federal, state and municipal governments, or any department or division thereof, including, without limitation, building codes and installation of required fire suppression equipment. Landlord, at Landlord’s expense, shall procure all building and other permits, approvals and inspections necessary for performing Landlord’s Work pursuant to the approved plans and specifications, the cost of which shall be charged against the Tenant Allowance and deliver possession to Tenant of (A) Phase One on or before September 24, 2015, and (B) Phase Two on or before April 1, 2016.

(iv)          Landlord has designated Bedrock Management Services LLC as its representative who shall have general responsibility for the supervision, management and completion of Landlord’s Work, and Tenant may direct to it all inquiries regarding Landlord’s Work and the scheduling of Landlord’s Work and Tenant’s inspections thereof, and Tenant’s installation of its fixtures, equipment and other improvements, and Tenant’s occupancy of the Premises.

(v)           Tenant shall have the right to designate a representative who shall have the right (but not the obligation) to attend all construction meetings, to inspect the performance of Landlord’s Work and to notify Landlord in writing if said performance does not conform to the approved plans and specifications. If there is a disagreement as to whether such performance substantially conforms to the approved plans and specifications which cannot be resolved by the parties within three days after Landlord’s receipt of such notice, then such matter shall be submitted to the Landlord’s Architect, and its decision shall be controlling.

(vi)          In the event Tenant desires to have improvements installed in the Premises in addition to or in lieu of the improvements provided for in the approved plans and specifications, Tenant shall so advise Landlord and submit to Landlord complete plans and specifications for such improvements. Tenant shall immediately cause such plans and specifications to be revised in order to comply with Landlord’s reasonable comments to such plans and specifications. Tenant shall be responsible for all costs associated with such changes. Upon approval of such plans and specifications by Landlord, which approval shall not be unreasonably withheld, Landlord shall advise Tenant of the cost of constructing and installing such improvements, and upon approval of such costs by Tenant, Landlord will commence construction and installation of such improvements; provided, however, that Tenant may revise such plans in order to reduce such costs, subject to Landlord’s approval, which approval shall not be unreasonably withheld.

(vii)         During the construction of Landlord’s Work, Landlord shall deliver to Tenant a schedule for the completion of the remainder of Landlord’s Work and such other information as Tenant may reasonably request. Notwithstanding the foregoing, Landlord shall have no liability to Tenant if it fails to meet such schedule.

(viii)        (A)          From and after the commencement of Landlord’s Work in the Premises, Landlord shall supply to Tenant weekly status reports. Each Phase shall be deemed completed and possession delivered to Tenant when Landlord has substantially completed its improvements subject only to the completion of details of construction and mechanical adjustments which do not materially interfere with Tenant use of such Premises and Landlord has delivered to Tenant Landlord’s architect’s certificate of substantial completion and a temporary or permanent certificate of occupancy issued by the applicable governmental entity. If a temporary certificate of occupancy has been issued, Landlord shall diligently complete the items necessary in order to obtain a permanent certificate of occupancy and obtain the same.

(B)          For purposes hereof, “Tenant Delay” shall mean any incremental delay in Landlord’s performance of Landlord’s Work that occurs as the result of (i) any change by Tenant to the space plan after submission thereof to Landlord and/or the approved plans and specifications for such work; (ii) any delay in such work caused by the installation of Tenant’s fixtures in the Premises or the performance of any other work by Tenant at the Premises; and (iii) Tenant specifying any materials or equipment which are not readily available in the market and require long-lead time to obtain. Upon the occurrence of any event that Landlord contends is a Tenant Delay, Landlord shall promptly deliver notice to Tenant thereof, together with Landlord’s reasonable estimate of the expected delay. Notwithstanding the foregoing, a delay shall only be considered a Tenant Delay if such delay causes an incremental delay in the completion of the Tenant Improvements. For example, if Landlord is delayed by the unavailability of certain materials and Tenant causes a delay while Landlord is delayed by such unavailability of materials so that no further actual incremental delay is caused by Tenant, such delay by Tenant shall not constitute a “Tenant Delay” hereunder. In the event of any Tenant Delays, the Premises shall be deemed to have been completed on the date Landlord and Tenant reasonably determine the Premises would have been so completed but for such Tenant Delays.

(ix)            If any dispute shall arise as to whether Landlord has so completed the Premises on the date of such completion, the matter shall be submitted to Landlord’s Architect for its determination and its decision shall be binding upon the parties.

(x)             Notwithstanding anything herein contained to the contrary, Tenant shall have the right prior to the applicable Commencement Date to submit a so-called punch list of incomplete or defective items in Landlord’s Work and Landlord shall promptly remedy all such items. If any dispute shall arise between the parties as to such list, such matter shall be submitted to Landlord’s Architect for determination and its decision shall be binding upon the parties.

(xi)            Whenever matters are submitted to Landlord’s Architect for determination pursuant to the terms of this Lease, the fee of Landlord’s Architect shall be charged against the Tenant Allowance.

(c)           Landlord guarantees all work performed by or for Landlord in connection with the completion of each Phase against defective workmanship and materials for the period of one year from the substantial completion thereof. Thereafter, Landlord will cooperate with Tenant in enforcing the warranties of workmanship and materials which Landlord received with respect to such construction to the extent that the repair thereof is Tenant’s responsibility hereunder.

(d)           (i)            Tenant shall not make any alterations, additions or improvements without the prior written consent of Landlord. Any such alterations, additions or improvements (except movable furniture and trade fixtures) shall at once become a part of the realty and belong to Landlord. The same shall be made by Tenant, at Tenant’s sole cost and expense. Subject to Section 8(c), upon termination of this Lease, Tenant shall upon demand by Landlord, at Tenant’s sole cost and expense, forthwith remove any alterations, additions or improvements.

(ii)           Notwithstanding the provisions of Section 8(d)(i) or (e) to the contrary, Landlord’s consent shall not be required with respect to non-material, nonstructural interior alterations, additions or improvements to the Premises and Landlord will not unreasonably withhold its consent to any material non-structural interior alterations, additions or improvements to the Premises and/or to any structural alterations, additions or improvements to the Premises, provided notice is first given in writing by Tenant to Landlord and written approval by Landlord is required for any alteration, addition or improvement that would materially affect any mechanical or electrical system. For purposes of this Section 8(d), demising walls, but not interior office walls, are deemed structural.

(iii)          Landlord acknowledges that Tenant’s furniture, trade fixtures, business equipment and personalty shall not be deemed alterations, additions or improvements which become Landlord’s property pursuant to Section 8(d).

(e)           Any repairs made pursuant to Section 7(b) hereof or alterations and improvements made pursuant to this Section 8 by Tenant as required and permitted hereunder shall be made and performed (i) as Landlord may designate on a reasonable basis, (ii) in accordance with all applicable rules and regulations of Landlord and governmental authorities having jurisdiction, (iii) in the case of new construction in keeping with plans and specifications theretofore having been approved in advance by Landlord, (iv) using mechanics and contractors having been approved by Landlord which approval shall not be unreasonably withheld; provided, however, that Landlord, at Tenant’s sole cost and expense, shall do all such work affecting the structural portions of the Building and the mechanical and electrical systems thereof, and (v) in a reasonable fashion to minimize noise, litter and/or odors resulting therefrom. The work performed by Landlord affecting the structural portions of the Building and the mechanical and electrical systems thereof pursuant to subsection 8(e)(iv) shall be at reasonable and competitive cost. Tenant shall reimburse Landlord for Landlord’s reasonable costs of third party review of Tenant’s proposed structural alterations or those to the mechanical or electrical systems.

(f)            Landlord shall have the right at any time to change the arrangement and/or location of entrances or passageways, doors and doorways and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. Landlord shall have the right at any time to change the arrangement and/or location of the parking and common areas of the Development. In exercising its rights pursuant to Section 8(f) hereof, Landlord shall not unreasonably interfere with Tenant’s access to the Premises or its operations therein.

9.             LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within twenty days following receipt of notice of the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right to cause the same to be released by such means as it shall reasonably deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be deemed additional rent and shall be payable by Tenant on demand with interest at the Interest Rate.

10.          USE OF PREMISES

(a)           The Premises are leased to Tenant for the use set forth in Section 1(1) hereof and for no other purpose whatsoever. Tenant agrees that it will use the Premises in such manner as not to injure, annoy, interfere with or infringe on the rights of other tenants or use or allow the Premises to be used for any improper, immoral or unlawful purpose or to permit unpleasant odors to be emitted therefrom. Tenant agrees to comply with all applicable laws, ordinances and regulations and comply with all requirements of Landlord’s insurance policies and the American Insurance Association now or hereafter in force in connection with its use of the Premises. Tenant shall not commit or suffer the commission of any waste, overload any floor of the Premises beyond the load limit reasonably established by Landlord or permit any explosives to enter the Development. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the fire insurance premium upon the Building. Tenant shall not use any portion of the Premises for the preparation, sale or consumption of food by the public. Tenant shall have the right to contest, without cost to Landlord, the validity or application of any such governmental law, ordinance or regulation required to be complied with by Tenant pursuant to this Section 10 and may postpone compliance therewith, provided such contest does not subject Landlord to criminal prosecution for noncompliance therewith and, further, provided, that Tenant promptly pays all fines, penalties and other costs and interest thereon imposed upon Landlord as a result of such noncompliance.

(b)           During the Lease Term, Landlord shall not permit any portion of the Development to be used or occupied for a use which would be inconsistent with maintaining a highly respected public image for the Building, including, without limitation, any of the “Prohibited Uses,” described on Exhibit “I” hereto. Tenant agrees not to use, or permit to be used any portion of, the Premises for any of the Prohibited Uses.

(c)           During the Term, without the prior written consent of Tenant, which may be withheld in Tenant’s sole and absolute discretion, Landlord shall not suffer or permit any portion of the Building (other than the Premises) to be occupied by any residential mortgage lender or residential mortgage broker, real estate broker, bank (other than a full service retail branch bank that does not specialize in the making of residential mortgage loans as a primary business) or title insurance company (collectively, “Tenant’s Exclusive Uses”).

11.                               LANDLORD’S SERVICES AND UTILITIES

(a)                                 (i)                                     Landlord agrees to furnish to the Premises from 7:00 am. to 8:00 p.m. weekdays and 8:00 a.m. to 1:00 p.m. on Saturdays (excluding New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day and Christmas) (“Normal Business Hours”), and subject to the rules and regulations of the Building, water suitable for the intended use of the Premises, heat and air conditioning required for the comfortable use the Premises for normal office use, janitorial service in accordance with Exhibit “D” hereto and elevator service at all times. If Landlord provides janitorial services in addition to those set forth in Exhibit “D” hereto at Tenant’s request, then Tenant shall pay to Landlord as additional Rent the additional cost incurred by Landlord for such services. From a heating, ventilating and air conditioning (“HVAC”) perspective, the Premises shall meet the specifications set forth on Exhibit “H” hereto (“Building Design Criteria”). Any changes to the HVAC system require approval of Landlord and shall be at Tenant’s sole cost and expense. Landlord’s approval of HVAC changes shall not constitute Landlord’s representation that the HVAC system as modified will meet the specifications set forth in the Building Design Criteria. Similarly, changes to the configuration of the Premises or Tenant’s use of, and level of occupancy in, the Premises may affect Landlord’s ability to deliver HVAC meeting the specifications of the Building Design Criteria. Landlord shall make HVAC services available to Tenant at all times beyond Normal Business Hours promptly upon written request (which may be by email) from Tenant. Tenant shall pay as additional rent the cost of providing all heating, ventilating and air conditioning, to the Premises during hours requested by Tenant outside Normal Business Hours, such additional rent to be in an amount equal to Eighty-Five Dollars per hour per floor for heat and air conditioning. Tenant agrees to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system and Landlord shall not be required to provide additional ventilating and air conditioning to the Premises as herein provided if Tenant is utilizing excessive heat generating equipment within the Premises or if the Premises are occupied by a number of persons in excess of the design criteria of the air conditioning system. Landlord shall have no liability, and Tenant shall not be entitled to any abatement or reduction of rental except as provided in Section 11(a)(iii) hereof, by reason of Landlord’s failure to furnish any services (including electricity) when such failure is caused by breakage, repairs, strikes, lockouts, labor disturbances or labor disputes, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use commercially reasonable efforts to diligently restore any services provided by Landlord hereunder which are disrupted.

(ii)                                  Tenant shall have the right to have Landlord install, at Tenant’s expense, and all costs associated with installation of any upgrades and additional HVAC equipment as Tenant shall determine to be necessary or desirable, including, without limitation, additional rooftop HVAC units.

(iii)                               Except as otherwise provided in this Lease, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of: (A) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (B) failure to furnish or delay in furnishing any such services when such failure or delay is caused by any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or

(C) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. Notwithstanding the foregoing, if any interruption of utilities or services shall continue for more than three consecutive days as a result of the negligence or willful act of Landlord and Tenant is prevented from using the Premises or any portion thereof in the same manner as Tenant was using the Premises prior to such interruption, then all Basic Rental and additional rent payable hereunder with respect to such portion of the Premises shall be abated for the period beginning as of the commencement of such interruption and continuing until full use of such portion of the Premises is restored to Tenant.

(b)                                      Tenant shall pay for all electric service used or consumed in the Premises, but excluding electrical current required by the building standard heating and air conditioning systems and the lighting of the common areas of the Building. The public utility company supplying electricity to the Building, or Landlord, as the case may be, shall provide an electric meter for measuring Tenant’s consumption of Tenant’s electricity. At the request of Landlord, if applicable, Tenant shall execute any and all applications for electric service or other forms required by the public utility company supplying electricity to the Building for the installation of a meter to measure the electricity consumed by Tenant. Landlord may elect to purchase electricity in bulk for the Building and furnish the Premises with electricity. Tenant shall pay the charge for electricity monthly as and when invoiced therefor to said public utility company or Landlord, as the case may be. If Landlord has elected to purchase electricity in bulk for the Building, electricity shall be charged to Tenant at the secondary rates which Tenant would pay as a direct customer of the utility company providing service to Landlord.

(c)                                       Tenant, at Tenant’s sole cost and expense, shall make arrangements directly with the telephone company for telephone service in the Premises. Tenant shall pay for all telephone service, including, without limitation, the cost of installing wires, cables and telephone outlets for such service as and when billed for the same.

(d)                                      Landlord shall provide heating and cooling without additional charge to Tenant during Normal Business Hours.

(e)                                       Landlord shall maintain the loading dock to the Building (“Loading Dock”) during the term of this Lease as a loading dock, in good operating condition, in a manner consistent with a Class A office buildings in the central business district of the City of Detroit, and shall provide Tenant with access to the Loading Dock twenty-four hours per day three hundred sixty-five days per year. Tenant’s use of the Loading Dock shall comply with the rules and regulations of the Development attached hereto as Exhibit “E.”

(f)                                        Landlord shall provide security monitoring for the Development twenty-four hours per day, three hundred sixty five days per year pursuant to and in accordance with the Security Specifications (as hereinafter defined). Exhibit “G” hereto sets forth the current Building standard security specifications, procedures and systems (“Security Specifications”). During the Term, Landlord shall, at its sole cost and expense, cause the Security Specifications to be in place and enforced. Tenant agrees to comply with the

Security Specifications as the same may be reasonably modified from time to time by Landlord, provided that (i) the Security Specifications shall at all times be consistent with security specifications for Class A office buildings in the central business district of the City of Detroit; (ii) Landlord shall give Tenant written notice not less than thirty days prior to any material change in the Security Specifications; and (iii) Landlord shall not make any change in the Security Specifications which would have a material adverse effect on Tenant. Landlord shall provide building access to all employees and vendors of Tenant and Tenant’s sublessees (collectively, “Cardholders”) twenty-four hours per day, three hundred sixty-five days per year. Landlord shall replace lost access cards, at the expense of Tenant, for a charge of Ten Dollars per card. Cardholders shall not be required to sign in at the security desk or elsewhere in the Common Areas provided the Cardholders have a Tenant or Building management issued identification access card.

(g)                                  Landlord has entered into arrangements with the owner of the Chase Tower situated at 611 Woodward Avenue for use of the team member cafeteria on the eighth (8th) floor of the Chase Tower (the “Cafeteria”) and with the owner of the One Campus Martius Building situated at 1050 Woodward Avenue for use of the cafeteria, day care center and fitness center. Landlord shall make such facilities available to Tenant and Tenant’s employees for a fee to be established by Landlord from time to time. Tenant’s rights to the use of such facilities shall be subject to Landlord’s agreements with the owners of such facilities and may be discontinued by Landlord if the agreements with the owners of such facilities shall expire or terminate or if such agreements no longer make such facilities available for Tenant’s use.

12.                               RULES AND REGULATIONS

Tenant agrees to abide by all rules and regulations of the Development attached hereto as Exhibit “E,” and to all reasonable additions and modifications thereto made by Landlord. These regulations are imposed for the cleanliness, good appearance, proper maintenance, good order, and proper enjoyment of the Development by all tenants and their clients, customers and employees. The modifications to such rules and regulations shall be consistent with the operation of Class A office building in the central business district of the City of Detroit area and shall be enforced on a nondiscriminatory basis. To the extent such rules and regulations conflict with the terms of this Lease, the terms of this Lease shall govern.

13.                               TAXES

Tenant agrees to pay before delinquency any and all taxes levied or assessed and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property located in the Premises.

Tenant shall, in addition to and at the same time as making the payments of rental hereunder, pay Landlord the amount of any rental, excise, sales or transaction privilege tax now or hereafter imposed or levied upon Landlord or Landlord’s receipt of rental hereunder, but, excepting Landlord’s income taxes of general applicability.

14.                               FIRE OR CASUALTY

(a)                                      If the Building, the Premises or access to them shall be partially or totally damaged or destroyed by fire or other casualty (each, a “Casualty”) and if this Lease is not terminated as provided below, then Landlord shall repair and restore the Premises and the portions of the Building servicing the Premises to substantially their condition prior to such fire or other casualty (the “Required Restoration Work”) with reasonable dispatch and diligently prosecute such repair and restoration to completion. In no event shall Landlord be required to repair or replace Tenant’s leasehold improvements, merchandise, trade fixtures, furnishings, equipment or other personal property.

(b)                                      If all or part of the Premises shall be rendered Untenantable (as hereafter defined) by reason of a Casualty, the Basic Rental and all additional rent attributable to the Premises or portion thereof which is Untenantable shall be abated for the period from the date of the Casualty to the earlier of (i) the date which is ninety days after the Premises or such portion thereof are no longer Untenantable or (ii) the date Tenant reoccupies such portion of the Premises for the ordinary conduct of business (in which case the Basic Rental and the additional rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). “Untenantable” means that Tenant shall be unable to occupy and shall not be occupying the Premises or the applicable portion thereof for the conduct of business ordinarily conducted in the Premises as a result of the Casualty.

(c)                                  If by reason of a Casualty (i) the Building shall be totally damaged or destroyed, or (ii) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that repair or restoration shall require more than one hundred eighty days, and/or if the Casualty is not insured under the insurance Landlord is required to carry or carries hereunder, then in any such case Landlord or Tenant may terminate this Lease by notice given to the other party within thirty days after Landlord receives or should have received the Estimate (as defined in Section 14(d) below) and Tenant shall have no restoration obligations with respect to the Premises. Notwithstanding the foregoing or anything else to the contrary contained in this Lease, Landlord may not terminate this Lease unless clause (i) or (ii) above applies and Landlord has elected to and does not rebuild the Building following the Casualty.

(d)                                      (i)                                Within sixty days after the date of any Casualty, Landlord shall deliver to Tenant an estimate prepared by a reputable third party disinterested contractor selected by Landlord and reasonably approved by Tenant setting forth such contractor’s estimate as to the time reasonably required to perform the Required Restoration Work; provided, that if Landlord shall fail to deliver such estimate within twenty days after Landlord’s receipt of written notice that Landlord has failed to provide such Estimate, Tenant may designate a contractor (subject to Landlord’s reasonable approval thereof; provided, that if Landlord fails to approve or disapprove any contractor designated by Tenant within ten days after the giving of notice by Tenant, such contractor shall be deemed to be approved by Landlord) to prepare the same (the contractor designated by either Landlord or Tenant pursuant to this sentence is called the “Contractor” and the estimate prepared by the Contractor is called the “Estimate”).

(ii)                                  In the event according to the Estimate, the Premises cannot be restored to tenantable condition within a period of one hundred eighty days following the Casualty, then Tenant shall have the right to terminate this Lease upon written notice (“Casualty Termination Notice”) to Landlord within thirty days following Tenant’s receipt of the Estimate. In addition, if Landlord has not completed such restoration within such one hundred eighty day period, and if Landlord does not complete such restoration within thirty days after notice from Tenant of such failure to complete such restoration, Tenant shall have the right to terminate this Lease at any time after the expiration of such one hundred eighty day period and prior to the completion of such restoration by written notice to Landlord.

(iii)                               Notwithstanding anything to the contrary contained in this Lease, if following a Casualty twenty-five percent or more of the Premises is Untenantable for a period of thirty days, and within such thirty day period Landlord has not made reasonably equivalent space in the Building available to Tenant, Tenant may terminate the Lease upon notice to Landlord; such notice shall also be deemed a Casualty Termination Notice.

(iv)                              If Tenant gives a Casualty Termination Notice pursuant to this Section 14(d), this Lease shall terminate on the thirtieth day after such notice is given by Tenant or such longer time period (not to exceed one hundred eighty days) as specified in such Casualty Termination Notice and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the terms of this Lease; provided, that Tenant shall have no restoration obligations with respect to portions of the Premises rendered Untenantable by such Casualty. Upon any such termination of this Lease, Landlord and Tenant shall be released from any and all liability thereafter accruing hereunder, and any Rent paid in advance by Tenant shall be refunded to Tenant within thirty days after termination of the Lease.

(v)                                 Time is of the essence with respect to all of the time periods set forth in this Section 14(d).

(e)                                  (i)                                Landlord and Tenant shall reasonably cooperate with each other in connection with the performance by Landlord of the Required Restoration Work and the repair or replacement by Tenant of Tenant’s property, provided that Tenant shall not unreasonably interfere with the Required Restoration Work and such entry by Tenant shall be at its sole risk. Prior to the substantial completion of the Required Restoration Work, Landlord shall, to the extent appropriate in accordance with good construction practices, provide Tenant and Tenant’s contractor, subcontractors and materialmen access to the Premises to repair or replace Tenant’s property (but not to occupy the same for the conduct of business).

(ii)                             Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, except that there shall be no obligation on the part of Tenant solely because of such access to pay any Rent with respect to the affected portion of the Premises for any period prior to substantial completion of the Required Restoration Work.

15.                               EMINENT DOMAIN

(a)                            If the whole or any substantial part of the Premises or the Building shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the part so taken on the date possession of that part shall be required for public use, and any Rent paid in advance of such date shall be refunded to Tenant, and Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other, which notice shall be delivered within thirty days following the date notice is received of such taking. In the event that neither party hereto shall terminate this Lease, Landlord shall, to the extent the proceeds of the condemnation award (other than any proceeds awarded for the value of any land taken) are available, make all necessary repairs to the Premises and the Building to render and restore the same to a complete architectural unit and Tenant shall continue in possession of the portion of the Premises not taken under the power of eminent domain, under the same terms and conditions as are herein provided, except that the Rent reserved herein, Tenant’s Share pursuant to Section 1(j) hereof and the parking spaces pursuant to Section 1(o) hereof shall each be reduced in direct proportion to the amount of the Premises so taken. All damages awarded for such taking shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the Premises; provided, however, Landlord shall not be entitled to any portion of the award made to Tenant for removal and reinstallation of trade fixtures or moving expenses.

(b)                            In the event of a partial taking which does not result in the termination of this Lease, Landlord shall promptly commence and diligently prosecute the restoration of the Premises as nearly as practicable to a complete unit of like quality and character as existed just prior to such taking. In such event, the Rent shall abate during the period of demolition and restoration to the extent the Premises are unusable, provided that Landlord receives an award therefor.

(c)                             Notwithstanding the provisions of Section 15 hereof, Tenant shall have the right to make a claim against the condemning authority (but not Landlord) for compensation for the unamortized cost of Tenant’s improvements, alterations or additions made to the Premises at Tenant’s cost, such amortization to be computed on a straight line basis over the term of this Lease.

16.                               ASSIGNMENT AND SUBLETTING

(a)                       Except as expressly permitted pursuant to this Section 16, Tenant shall not, without the prior written consent of Landlord, assign, encumber or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Landlord agrees that it will not unreasonably withhold or condition its consent to a proposed assignment or subletting. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed assignment or subletting, including, without limitation: (i) the business reputation of the proposed assignee or subtenant and its officers, directors and owners; (ii) the nature of the business of the proposed assignee or subtenant and its effect on the other tenants of the Building; and (iii) restrictions, if any, contained in leases affecting the Development. Except as provided in Section 16(c) hereof, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord.

(b)                                 If at any time or from time to time during the Term, Tenant desires to sublet all or any part of the Premises or to assign this Lease, Tenant shall give notice to Landlord setting forth the proposed subtenant or assignee, the terms of the proposed subletting and the space so proposed to be sublet or the terms of the proposed assignment, as the case may be. If the proposed subletting or assignment is to a non-affiliate of Tenant, Landlord may terminate this Lease as the portion of the Premises which Tenant proposes to sublet or assign, such termination right to be exercised by notice from Landlord to Tenant within ten days after Tenant’s notice to Landlord of the proposed sublet or assignment, provided that such termination notice by Landlord shall not be effective if, within ten days after Landlord’s termination notice to Tenant, Tenant give notice to Landlord retracting the proposed sublet or assignment notice.

(c)                                  Notwithstanding the provisions of Section 16(a) and Section 16(b) hereof, without Landlord’s approval or consent and without notice to Landlord, Tenant shall have the right at any time and from time to time to sublease or assign all or any portion of the Premises to any affiliate of Tenant and any affiliate of any of the beneficial owners of Tenant or its parents or subsidiaries at any level, any entity in which Tenant has a controlling interest, or to any successor entity, whether by merger, consolidation or combination or otherwise or to any entity that purchases all or substantially all of Tenant’s assets. For purposes hereof an affiliate is any entity which controls Tenant, is controlled by Tenant or is under common control with Tenant, or in which Tenant or any affiliate of Tenant or any beneficial owner of Tenant or its parent or subsidiaries has any interest or is an officer, director, shareholder, partner, member or manager or at any other level. Tenant shall, upon written request from Landlord, provide Landlord with the names of any sublessees or assignees of Tenant. Nothing contained in this Lease provides any subtenant or assignee with any right to use the Premises for any use other than Tenant’s Use as set forth in Section 1(I).

(d)                                 Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, upon first notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

(e)                             Notwithstanding anything to the contrary contained in this Section 16, Tenant may, without Landlord’s consent, without notice to Landlord and without extending any option to Landlord, sublet portions of the Premises to title companies, appraisal companies, casualty insurance agencies, mortgage brokers and/or real estate brokers, home builders and/or banking institutions, mortgage and/or finance companies and any other entities, so long as the foregoing are operating in conjunction with Tenant in the Premises or is an affiliate of Tenant and are operating as a use described in Section 1(1) above.

17.                               ACCESS

(a)                            Subject to applicable governmental laws, rules and regulations, Landlord and its agents shall have the right following not less than seventy-two hours’ notice (except in an Emergency (as hereinafter defined)) to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers or tenants of the Building (in the final 9 months of the term), and as necessary to perform its obligations hereunder. Landlord may erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work performed, provided that the business of Tenant shall not be interfered with unreasonably. If Tenant shall not personally be present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or, in emergencies, may enter forcibly, without liability to Tenant. In exercising its rights pursuant to this Section 17 hereof, Landlord shall use its reasonable efforts not to unreasonably interfere with Tenant’s operations in the Premises and to minimize any such interference.

(b)                            Tenant shall have the exclusive right (via card reader devices or equipment) to access the telecom and electric closets on each floor of the Building upon which a portion of the Premises is located. In exercising its rights pursuant to this Section 17(b) Tenant shall not disrupt and/or disable the equipment located within such closets. Tenant shall have the right to install additional equipment within such closets at Tenant’s expenses, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall indemnify and hold Landlord harmless for any damages incurred by Landlord arising from the acts or omissions of Tenant, its agents, employees and contractors in such telecom and electric closets.

(c)                             As used herein, the term “Emergency” shall mean an event requiring immediate action, e.g., danger to health, life or property, fire water seepage, sewer backup or cessation or interruption of any facility servicing the like.

18.                               SUBORDINATION

This Lease is and shall be subject and subordinate, at all times, to (a) the lien of any mortgage or mortgages which may now or hereafter affect the Building, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages, and (b) any ground or underlying lease which may now or hereafter affect the Building, including all amendments, renewals, modifications, consolidation, replacements and extensions thereof. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground or underlying lease, this Lease may be made prior and superior to such mortgage or mortgages and/or such ground or underlying lease. Notwithstanding anything herein contained to the contrary, if the Development is subject to mortgage on the date of this Lease, then within thirty days after the execution and delivery of this Lease, Landlord shall obtain a subordination, non-disturbance and attornment agreement for Tenant’s benefit from the current mortgagee(s) of the Development in a commercially reasonable form reasonably acceptable to Tenant. In addition, as a condition precedent to Tenant subordinating this Lease to any future mortgage or ground lease, Landlord shall obtain a subordination, non-disturbance and attornment agreement from such mortgagee or ground lessor in a commercially reasonable form reasonably acceptable to Tenant.

At the request of Landlord, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Section 18, provided the same are reasonably acceptable to Tenant.

19.                               NON-LIABILITY

(a)                            Except for the negligence or wrongful acts of Landlord, its agents, contractors and employees, Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the Premises from any cause whatsoever, and no such occurrence shall be deemed to be an actual or constructive eviction from the Premises or result in an abatement of rental.

(b)                            In the event of any sale or transfer (including any transfer by operation of law) of the Premises, Landlord (and any subsequent owner of the Premises making such a transfer) shall be relieved from any and all obligations and liabilities under this Lease, except such obligations and liabilities as shall have arisen during Landlord’s (or such subsequent owner’s) respective period of ownership, provided that the transferee assumes in writing all of the obligations of Landlord under this Lease.

(c)                             If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Building, and neither Landlord nor any of its partners shall be liable for any deficiency.

20.                               INDEMNIFICATION OF LANDLORD

(a)                                 Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for damages to any person or property in, on or about the Premises from the negligence or wrongful acts of Tenant, its agents, contractors, employees, subtenants, assignees and licensees.

(b)                                 Tenant shall procure and keep in effect during the entire term hereof commercial general liability and property damage insurance protecting Landlord and Tenant from all causes, including their own negligence, having as limits of liability One Million Dollars for damages resulting from one occurrence. Tenant shall deliver policies of such insurance or certificates thereof to Landlord upon execution of this Lease by Tenant and thereafter at least thirty days before the expiration dates of expiring policies. Such insurance shall not be cancelable without thirty days’ written notice to Landlord, and in the event Tenant shall fail to procure such insurance, Landlord may at its option procure the same for the account of Tenant, and the reasonable cost thereof shall be paid to Landlord as an additional charge upon receipt by Tenant of bills therefor.

21.                               WAIVER OF SUBROGATION

Landlord and Tenant shall each be released from any liability resulting from damage by fire or casualty (irrespective of the cause of such fire or casualty) upon the express proviso that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant may in each instance revoke said waiver of subrogation effective thirty days from the date of notice to the other unless within such thirty day period, the other is able to secure and furnish (without additional expense) insurance in other companies with such waiver of subrogation.

22.                               ATTORNEY’S FEES

In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorney’s fees incurred in such action and such amount shall be included in any judgment rendered in such proceeding.

23.                               WAIVER

(a)                            No waiver of any provision of this Lease or of any breach hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach of the same or any other provision. Consent to or approval of any act requiring consent or approval shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

(b)                            Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in any matter whatsoever (except for personal injury or property damage) arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant’s use or occupancy of the Premises, or any emergency or other statutory remedy with respect thereto.

24.                                    Intentionally Deleted

25.                                    LANDLORD’S REMEDIES

(a)                            The occurrence of any one or more of the following events (hereinafter referred to as “Events of Default”) shall constitute a breach of this Lease by Tenant: (i) if Tenant shall fail to pay the Basic Rental or any other sum when and as the same becomes due and payable and such failure shall continue for more than ten days after written notice thereof from Landlord; or (ii) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in Section 12 hereof to be performed or observed by Tenant, such failure shall continue for more than thirty days after written notice thereof from Landlord, and Tenant shall not within such thirty day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; (iii) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; (iv) if within ninety days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety days after the appointment without the consent of acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (v) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within sixty days.

(b)                            Any time an uncured Event of Default by Tenant as set forth in Section 25(a) hereof exists, Landlord, at its option, may terminate this Lease upon and by giving written notice of termination to Tenant as required by law (currently, at least thirty days prior written notice), or Landlord, without terminating this Lease, may at any time after such default or breach, without notice or demand additional to that provided in Section 25(a)

hereof (other than notice and/or demand required by applicable law), and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach (other than the aforesaid right of termination) exercise any one or more of the remedies hereinafter provided in this Section 25(b), or as otherwise provided by law, all of such remedies (whether provided herein or by law) being cumulative and not exclusive:

(c)                                  Landlord shall have the right to recover the rental and all other amounts payable by Tenant under this Lease as they become due (unless and until Landlord has terminated this Lease and all other damages incurred by Landlord as a result of an Event of Default.) Landlord may enter the Premises either by summary proceedings or by any other lawful proceeding (without thereby incurring any liability to Tenant and without such entry being constituted an eviction of Tenant or termination of this Lease) and take possession of the Premises excluding all personal property of every kind on the Premises not owned by Landlord, and Landlord shall at any time and from time to time relet the Premises or any part thereof for the account of Tenant, for such terms, upon such conditions and at such rental as Landlord may in the exercise of its commercially reasonable judgment deem proper. In the event of such reletting, (i) Landlord shall receive and collect the Rent therefrom and shall first apply such Rent against such expenses as Landlord may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering or repairing the same for reletting, and such other expenses, commissions and charges, including attorney’s fees and real estate commissions, which Landlord may have paid or reasonably incurred in connection with such repossession and reletting, and then shall apply such Rent against the Rent as it comes due under this Lease, and (ii) Landlord may execute any lease in connection with such reletting in Landlord’s name, as Landlord may see fit, and the tenant of such reletting shall be under no obligation to see to the application by Landlord of any Rent collected by Landlord.

(d)                                 Landlord shall use its commercially reasonable efforts to mitigate its damages in the event of an uncured Event of Default, but Landlord shall not be required to favor the Premises if there are other vacant comparable premises in the Building.

(e)                                  Upon a termination of this Lease by Landlord pursuant to Section 25(b) hereof, Landlord shall be entitled to recover from Tenant the aggregate of: (i) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the then reasonable rental value of the Premises during such period; (iii) the worth at the time of the award of the amount by which the unpaid rental for the balance of the term of this Lease after the time of award exceeds the reasonable rental value of the Premises for such period; and (iv) Landlord’s other actual damages (if any), proximately caused by the Event of Default. The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above is computed from the date such Rent was due or would have been due, as the case may be, by allowing interest at the rate of two percent in excess of the prime rate as published in The Wall Street Journal or, if a higher rate is legally permissible, at the highest rate legally permitted. The “worth at the time of award” of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award, plus one percent. Notwithstanding the provisions of this Section 25(e) to the contrary, Tenant shall continue to pay the difference between the rental herein reserved over the then reasonable rental value of the Premises for the remainder of the stated term on a monthly basis until such time, if at all, that such amounts are in arrears for in excess of sixty (60) days, in which event Landlord shall have the right to accelerate such amounts in accordance with Section 25(e)(iii) hereof.

(f)                                   All covenants, terms and conditions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental except as expressly provided herein. If Tenant shall fail to pay any sum of money, other than Basic Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty days after notice thereof by Landlord, and such failure results in an Event of Default, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rental hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment thereof by Tenant as in the case of default by Tenant in the payment of Basic Rental.

26.                               HOLDING OVER

It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, by lapse of time or otherwise, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a monthly occupancy charge equal to (i) for the first sixty days of holdover, one hundred twenty-five percent of the monthly Basic Rental payable hereunder for the last lease year, and (ii) for any holdover beyond said sixty days, one hundred fifty percent of the monthly Basic Rental payable hereunder for the last lease year (plus all other charges payable by Tenant under this Lease) such occupancy charges to be payable from the expiration or termination of this Lease until the end of the calendar month in which the Premises are delivered to Landlord in the condition required herein. If Landlord shall enter into a new lease or amend an existing lease for premises in the Building for all or a portion of the Premises at the end of the Term, Landlord shall so notify Tenant and if Tenant fails to vacate and deliver all or such portion of the Premises to Landlord within sixty days after receipt of such notice (but in no event prior to the expiration or earlier termination of this Lease), Tenant shall be responsible for any and all damages incurred by Landlord as a result of Tenant’s failure to so vacate and deliver the Premises or such portion thereof (including the loss of such lease or amendment).

27.                               ENTIRE AGREEMENT

Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Building, the land upon which the Building is erected, or the Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this Lease. This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force or effect. This Lease cannot be changed, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.

28.                               NOTICES

All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when (i) personally delivered; or (ii) three days after being deposited in the United States mail, certified or registered, postage prepaid; or (iii) one business day after being deposited with a nationally recognized overnight courier service; or (iv) sent by facsimile transmission or electronic mail to be immediately followed by delivery in accordance with the foregoing (i), (ii) or (iii), and in all instances addressed as follows: to Tenant at the address set forth in Section 1(m) hereof, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address set forth in Section 1(n) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant. Notice need be sent to only one Tenant or Landlord where Tenant or Landlord is more than one person.

29.                               SUCCESSORS

This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.

30.                               TIME

Time is of the essence of this Lease and each and all of its provisions.

31.                               QUIET ENJOYMENT

Landlord warrants that Tenant, upon paying the rents hereinbefore provided and in performing each and every covenant hereof, shall peacefully and quietly hold, occupy and enjoy the Premises throughout the term hereof, without molestation or hindrance by any person holding under or through Landlord.

32.                               BROKERS

Tenant acknowledges that no real estate broker is responsible for bringing about or negotiating this Lease other than Bedrock Management Services LLC (“Broker”) and

Tenant has not dealt with any broker in connection with this Lease and/or the Premises other than Broker. Landlord and Tenant agree to defend, indemnify and hold harmless the other from any expense or liability arising out of a claim for commission or other compensation by any broker other than Broker claiming or alleging to have acted on behalf of or to have dealt with it in connection with this Lease or the Premises. Landlord shall pay the commission due Broker in accordance with Landlord’s separate agreement with Broker.

33.                               INABILITY TO PERFORM

(a)                                 If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event of a like nature not attributable to the negligence or fault of the Landlord, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements required to be performed or made under this Lease, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease, then the performance of such work or act shall be excused for the period of the unavoidable delay and the period for the performance of any such work or act shall be extended for an equivalent period, and no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

(b)                                 If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event of a like nature not attributable to the negligence or fault of the Tenant, Tenant is delayed in performing work or doing any act required under the terms of this Lease or is unable to fulfill or is delayed in fulfilling any of Tenant’s other obligations under this Lease, then the performance of such work or act shall be excused for the period of the unavoidable delay and the period for the performance of any such work or act shall be extended for an equivalent period, and no such inability or delay shall constitute a default, or entitle or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Tenant or its agents by reason of inconvenience or annoyance to Landlord.

(c)                                  Notwithstanding anything herein contained to the contrary, the provisions of this Section 33 shall not operate to excuse either party from the prompt payment of the Rent or any other payments required by the terms of this Lease.

34.                               REMOVAL OF TENANT’S PROPERTY

“Tenant’s Property” as used herein shall mean all of Tenant’s movable fixtures and movable partitions, telephone and telecommunication wiring and cabling and related equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property located in the Premises. On or before the Expiration Date, any earlier date of termination of this Lease or the date that Tenant vacates from the Premises, whichever shall first occur, Tenant agrees to remove, at its sole cost and expense, all of Tenant’s Property (unless Landlord consents in writing to Tenant’s request to allow the Tenant’s Property or any portion thereof to remain in the Premises). Tenant shall restore and repair (which shall include, without limitation, repairing any holes in the walls or tears in the wallpaper and repainting or re-wallpapering such walls and closing-up any slab penetrations in the Premises, all in a good and workmanlike manner), or promptly reimburse Landlord for the cost of restoring and repairing (including, without limitation, repairing any such holes in the walls and tears in the wallpaper and repainting or re-wallpapering such walls and closing any such slab penetrations) any and all damage done to the Premises or the Building by the removal of Tenant’s Property or by the removal of leasehold improvements, alterations or other physical additions made by Tenant to the Premises which Landlord has directed or otherwise permitted Tenant to remove from the Premises. Tenant shall notify Landlord of its intention to affect the closing of any such slab penetrations at least thirty days prior to commencing such closings. If Tenant fails to remove any of Tenant’s Property by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any leasehold improvements, alterations or other physical additions made by Tenant to the Premises which Landlord has in writing directed Tenant to remove, Landlord shall have the right, on the fifth day after Landlord’s delivery of written notice to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all costs of such disposition of Tenant’s abandoned property and the repair and restoration of the Premises, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 34 shall survive the expiration or any earlier termination of this Lease.

35.                               PARKING

(a)                                 During the Term of this Lease, Landlord shall provide to Tenant three parking spaces for each one thousand square feet of rentable square feet in the Premises (the “QL Parking Spaces”). The QL Parking Spaces shall, as determined by Landlord, be in the following locations: (i) three hundred twenty will be located in the either “surface parking lot(s)”, “parking structure”, or “executive garage”, each as depicted on Schedule 35 attached hereto, and (ii) the balance of the parking spaces will be located in parking facilities mutually acceptable to Landlord and Tenant (“Parking Facilities”) (two hundred twenty nine parking spaces based upon the rentable square footage of Phase One and Phase Two as of the Date of Lease). The QL Parking Spaces located in the surface lot(s), parking structure and executive garage are sometimes hereinafter collectively referred to as the “Building Parking Spaces.” Notwithstanding the foregoing or anything else to the contrary contained in this Lease, Tenant shall only be entitled to the number of QL Parking Spaces for the Premises which is actually occupied by Tenant from time to time. If the rentable square footage of the Premises is more or less than the rentable square footage contemplated as of the Date of Lease, Landlord shall determine the allocation of spaces between the Building Parking Spaces and the Parking Facilities.

(b)                            Commencing on the Commencement Date for each Phase, Tenant shall pay the following monthly rates for the QL Parking Spaces (“Parking Rent”):

(i)             Ninety Dollars per parking space per month for parking spaces located in the Surface parking lot(s);

(ii)          One Hundred Ten Dollars per parking space per month for parking spaces located in the parking garage;

(iii)       One Hundred Sixty Dollars per parking space per month for parking spaces located in the executive garage; and

(iv)      The balance of the QL Parking Spaces shall be at the then market rate charged for such parking spaces, which at the request of Landlord, shall be paid directly by Tenant to the owner/operator of the Parking Facilities.

(c)                             Parking Rent will be paid on the first day of each month following the applicable Commencement Date in advance without demand, deduction or setoff and shall otherwise be paid in the same manner and at the same time as Tenant pays Basic Rental.

(d)                            Landlord may not obligate itself to provide parking spaces to the remaining tenants in the Building which results in not providing Tenant with the Building Parking Spaces. Tenant will not permit the QL Parking Spaces to be used for transient parking. Tenant may, from time to time, reduce the number of QL Parking Spaces and if so reduced, may thereafter, from time to time, increase the number of QL Parking Spaces, in any event to no more than three parking spaces per 1,000 rentable square foot of the Premises.

(e)                             Landlord shall provide Tenant one parking access device and/or permit for each of the Building Parking Spaces requested by Tenant (collectively “QL Parking Permits”). Thirty days prior to the applicable Commencement Date, Tenant shall advise Landlord of the number of QL Parking Permits requested by Tenant as of the applicable Commencement Date. On or before the 1st day of each month, upon notice to Landlord, Tenant may decrease or increase (up to the maximum number of parking spaces permitted) the number of QL Parking Permits that Tenant will employ for the next subsequent month so as to provide Landlord with a minimum of one month’s notice.

(f)                              Monthly Parking Rent shall increase $5.00 for each Building Parking Space on each anniversary of the Phase One Commencement Date. Tenant shall reimburse Landlord, at Landlord’s cost, for replacement (i.e. lost, stolen, damaged) QL Parking Permits.

(g)                             Landlord shall not be considered to be an insurer, guarantor, or bailee of the safety or security of any employee, or of any vehicle, or of the contents of any vehicle, parked in any of the QL Parking Spaces. Tenant acknowledges (and will so advise all of its employees and affiliates that use the QL Parking Spaces) that all of its employees must self-park and un-park their vehicles, and abide by all provisions of the rules and regulations of the Parking Facilities that may be applicable to their use of the QL Parking Spaces. Landlord does not guard or assume care, custody, or control of the vehicle or its contents and is not responsible to Tenant or any employees or to any individuals or entities to whom QL Parking Permits are provided, for fire, theft, damage, or loss, including any damage caused by any other vehicle parked in the Parking Facilities of the Building, as applicable.

(h)                                 Tenant may not assign or sublet its rights to the use of the QL Parking Spaces and/or the QL Parking Permits, except in connection with an assignment of this Lease or sublease of all or any portion of the Premises. Tenant’s rights to use the QL Parking Spaces are subject to the Landlord’s right to use of the Parking Facilities pursuant to such agreements which may be in place between Landlord and the owners and/or operators of the Parking Facilities. Without limiting the generality of the foregoing, if Landlord’s right to use one or more of the Parking Facilities is terminated as a result of the sale of such Parking Facility(ies), then Tenant’s right to use such Parking Facility(ies) shall be similarly terminated; provided, however, nothing contained herein shall limit Landlord’s obligations to cause the QL Parking Spaces to be made available to Tenant and others permitted to use them pursuant to this Section 35. If the QL Parking Spaces become unavailable for any reason (including, without limitation, the sale of the Parking Facility(ies) in which the QL Parking Spaces are located), other than due to the acts or omissions of Tenant, Landlord will use commercially reasonable efforts to secure suitable replacement parking at comparable cost.

36.                               NO OPTION

The execution of this Lease by Tenant and the delivery of the same to Landlord shall not constitute a reservation of or option for the Premises or an agreement by Landlord to enter into a lease with Tenant and this Lease shall become effective only if and when Landlord’s executes and delivers the same to Tenant; provided, however, that the execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked by Tenant for thirty days after execution and delivery of this Lease to Landlord.

37.                               ANTENNA

(a)                                 Tenant has the right to install a satellite dish(es), electronic transmitter(s) devices for similar purposes and the like (collectively, the “Antenna”) on the roof of the Building and the right to install such Antenna on the other exterior surfaces of the Building in locations reasonably acceptable to Landlord to provide wireless services to the Premises, and to wire all such Antenna to the Premises in compliance with all applicable local zoning ordinances and regulations and in accordance with plans and specifications approved by Landlord and in a location approved by Landlord. In reviewing Tenant’s Antenna plans Landlord may reasonably consider, among other things, material interference of Tenant’s Antenna(s) with existing antenna and communication equipment on the roof of the Building. The cost of installation and maintenance thereof, and the cost of any repairs to the roof which are necessitated by the installation, repair and/or removal of the Antenna(s) shall be borne solely by Tenant. Upon the termination of this Lease, Tenant shall remove any Antenna(s) and repair any damage to the roof occasioned by such removal. Tenant shall also be permitted to run cable, fiber optic networks, and other systems and equipment throughout the Building in order to connect the various areas within the Building occupied from time to time by Tenant, and in order to connect such areas to outside telephone, cable, optical network and other providers in locations and pursuant to plans and specifications approved by Landlord. Further, Tenant shall be permitted to install throughout the Premises, access and security systems for Tenant’s exclusive use (e.g., swipe card, combination lock, security cameras or otherwise), subject to Landlord’s prior written approval thereof. In addition, Tenant agrees that if it has a security camera installed in the Premises, and such camera captures a recording of an alleged criminal incident, provided that Tenant has a tape of such incident, if Landlord requests such tape Tenant shall promptly provide Landlord with a copy of such tape.

(b)                                 Tenant shall indemnify and hold Landlord harmless from and against all costs, loss, expense or liability of any kind whatsoever arising out of the installation, use and/or removal by Tenant of the Antenna. Tenant shall maintain a comprehensive general liability insurance policy, including contractual liability, as set forth in Section 20(b) hereof, so long as the Antenna is under construction, in place and/or being removed.

(c)                                  Tenant shall work exclusively with Landlord’s roofing contractor relating to the installation and/or removal of the Antenna and the roof penetration so as not to violate any requirements or invalidate Landlord’s roof guaranty.

(d)                                 Wherever Landlord’s approval is required pursuant to this Section 37, such approval shall not be unreasonably withheld.

38.                          INDEMNIFICATION OF TENANT; LANDLORD’S INSURANCE

(a)                                 Landlord shall hold Tenant harmless from and defend Tenant against any and all claims or liability for damages to any person or property in, on or about the common areas on the Development from the negligence or wrongful acts of Landlord, its agents, contractors and employees.

(b)                                 Landlord shall procure and keep in effect during the entire term hereof commercial general liability and property damage insurance protecting Landlord and Tenant from all causes, including their own negligence, having as limits of liability Two Million Dollars for damages resulting from one occurrence. The commercial general liability insurance to be carried by Landlord hereunder shall include contractual liability and shall be in the amount of at least Two Million Dollars combined single limit for bodily injury and property damage per occurrence. Such policy shall specifically include the liability assumed hereunder by Landlord and shall provide that it is primary insurance and not excess of or contributory with any other valid existing applicable insurance maintained for or on behalf of Tenant. Landlord shall deliver policies of such insurance or certificates thereof to Tenant prior to the Commencement Date and thereafter at least thirty days before the expiration dates of expiring policies. Such insurance shall not be cancelable without thirty days’ written notice to Tenant.

(c)                             Landlord shall, during the Term, provide and keep in force an all risks policy for the full replacement cost of the Building, excluding trade fixtures, furniture and equipment of tenants.

39.                               LANDLORD’S DEFAULT

(a)                            Landlord shall not be deemed in default under the terms of this Lease unless (i) Landlord shall fail to pay any amount payable hereunder when and as such sum becomes due and payable and such failure shall continue for more than thirty days after written notice thereof from Tenant or (ii) Landlord shall fail to perform its obligations under this Lease for more than thirty days after written notice of such default shall have been received by Landlord (except in the event of an Emergency, in which case no notice or cure period shall be required), provided that if the curing of such default reasonably requires in excess of thirty days (except in the case of an Emergency), Landlord shall not be deemed in default hereunder if it shall commence to cure such default within such thirty day period and thereafter diligently prosecutes such cure, then Tenant shall have its rights and remedies provided at law and in equity and pursuant to the provisions of this Lease. In addition and notwithstanding the foregoing or anything else to the contrary contained in this Lease, if any such default materially and adversely affects Tenant’s use of the Premises then, Tenant shall have the right but not the obligation to cure or correct said default provided Tenant shall give Landlord five days’ prior written notice of its intention to cure or correct the Landlord default (and for defaults for which Landlord is provided a five day cure period, Landlord has failed to cure said default within such five day cure period) except in an Emergency when only reasonable notice will be provided.

(b)                            In connection with the exercise of its rights under this Section, Tenant shall use reasonable efforts not to materially and adversely affect other tenants’ occupancy of the Building and Tenant may only engage the Contractors to perform any work involving the Critical Building Systems (as hereinafter defined). If Tenant elects to cure as aforesaid, Tenant (i) shall, to the extent feasible and practical, as determined by Tenant, coordinate the exercise of any self-help remedies with Landlord, and (ii) may demand payment from Landlord of those reasonable and necessary costs paid by Tenant to effect such cure or correction. Landlord shall, within thirty days after receipt of Tenant’s request (together with reasonable back-up), reimburse to Tenant all such reasonable and necessary costs actually incurred by Tenant in connection with such cure or correction. If Landlord fails to pay such costs or any other sums due Tenant under this Lease to Tenant within such thirty day period, Tenant may deduct such costs from the next due installments of Basic Rental and all other sums payable under this Lease. Tenant shall be responsible for any loss or damage suffered by Landlord and caused by the negligence of Tenant or Tenant’s contractors in performing any such work pursuant to this Section 39. As used in this Section 39, the term “Critical Building Systems” shall mean the fire and life safety systems, Building management systems, roofing and the tie in of fire and life safety systems of the Premises into the Building systems.

(c)                                  The provisions of this Section 39 shall survive the expiration or termination of this Lease.

40.                               LANDLORD’S REPRESENTATIONS AND WARRANTIES

(a)                                 Landlord represents and warrants to Tenant that (i) to the best of Landlord’s knowledge without inquiry, the Development does not contain any Hazardous Materials in violation of any applicable laws, and (ii) upon discovery at the Development of any Hazardous Materials in violation of any applicable laws, Landlord shall take such actions as may be required by applicable governmental agencies to remove, remediate, or otherwise correct such conditions. For purposes hereof, “Hazardous Materials” shall mean any toxic or hazardous waste or substance (including, without limitation, asbestos and petroleum products) which is regulated by applicable law.

(b)                                 Landlord represents and warrants to Tenant that, as of the date of full execution of this Lease and continuing through recording of the Memorandum of Lease pursuant to Section 43 hereof, Landlord is the fee simple title holder of the Building and the Development, and that neither the Building nor the Development is the subject of a ground lease, and that no easements, encumbrances and other matters of record prohibit the conduct by Tenant of Tenant’s Use (as defined in Section 1(1) hereof) at the Premises or Tenant’s quiet enjoyment of the Premises pursuant to this Lease.

(c)                                  Landlord represents and warrants to Tenant that:

(i)                                Except as provided below, Landlord has not received any notice nor does it have any knowledge of any violation of any laws, zoning ordinances or building rules or regulations affecting the Building or the Development nor has Landlord received any notice of nor has Landlord any knowledge of or information as to any existing or threatened condemnation or other legal action of any kind involving the Building or the Development;

(ii)                                  Landlord has not received notice nor does it have any knowledge of any building code violation with respect to the Building or the Development;

(iii)                               To Landlord’s knowledge, all required permits and approvals, including environmental approvals and permits, necessary for the operation of the Building and the Development have been obtained and all improvements and all parts thereof are in conformity with all applicable governmental and other legal requirements; and

(iv)                              Landlord has no knowledge of any major structural or mechanical defects in the Building.

(d)                                 As used in this Section 40, the knowledge of Landlord shall refer only to the actual knowledge of James A. Ketai and/or Eric Randolph.

41.                               RIGHT OF FIRST REFUSAL

[***]

42.                               SIGNS

Tenant shall be entitled to have its name on the directory in the lobby of the Building, as well as adjacent to the door to the Demised Premises, in both instances, at Landlord’s cost and expense so long as all such signage is Building standard.

43.                               MEMORANDUM OF LEASE

Upon Tenant’s request, Landlord will executed and deliver to Tenant a Memorandum of Lease in the form attached hereto as Exhibit “F” or such other form agreed to by Landlord and Tenant which may be recorded at the election of either party in the applicable land record office.

44.                               LOBBY

Tenant may, upon reasonable notice to Landlord, use the lobby in the Building for use by Tenant and its guests from time to time for special events.

45.                               TENANT FINANCIAL STATEMENTS

(a)                                 Subject to subsection (b) below, upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with Tenant’s financial statements reflecting Tenant’s current financial condition. Landlord shall use all of its reasonable efforts to maintain the confidentiality of such statements provided same may be disclosed to Landlord’s agents, attorneys and accountants and to Landlord’s owners, prospective owners, lenders and prospective lenders, but Landlord shall relay to each recipient such obligation regarding the confidentially of such statements.

(b)                                 Notwithstanding subsection (a) above, if Tenant and Landlord are no longer under common control, Tenant shall only be obligated to provide financial data to Landlord upon thirty days following written request from Landlord and that is reasonably necessary to facilitate the financing of all or substantially all of the Building or the sale of the Building, subject to receipt by Tenant of a commercially reasonable confidentiality agreement.

46.                               PUBLICITY

Any public announcement, advertisement, press release or similar action of Tenant relating to this Lease or Tenant’s operations in the Building shall be subject to Landlord’s prior written approval.

[SIGNATURES ON FOLLOWING PAGE]

[SIGNATURE PAGE TO LEASE BY AND BETWEEN
615 WEST LAFAYETTE LLC AND QUICKEN LOANS INC.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

615 WEST LAFAYETTE LLC,
a Michigan limited liability company

By:	/s/ James A. Ketai
James A. Ketai
Its:	Authorized Representative

“Landlord”

QUICKEN LOANS INC., a Michigan corporation

By:	/s/ William C. Emerson
William C. Emerson
Its:	Chief Executive Officer

“Tenant”

EXHIBIT A

FLOOR PLANS OF THE PREMISES

A-1

A-2

EXHIBIT “B”

LEGAL DESCRIPTION OF PROPERTY

Tax Id Number(s): Ward 04 Item No. 000113, Ward 04 Item No. 000120-1, Ward 04 Item No. 000128-33, Ward 04 Item No. 000108-12

Land Situated in the City of Detroit in the County of Wayne in the State of MI

Parcel 1: Lots 1 to 12, Block 22 and vacated alley, Plat of Subdivision of the Cass Farm, between Michigan Avenue and Fort Street as recorded in Liber 12, Page 324, Wayne County Records, including the rights and interest of The Detroit News to “a sidewalk vault” under the South side of Lafayette Boulevard and the tunnel thereunder to the centerline of Lafayette Boulevard, as authorized by a Resolution of the Common Council of the City of Detroit, passed April 2, 1935, JJC 552, including all liabilities and obligations relating to said improvements, whether set forth in the above referenced Resolution or not. The rights, if any, of Grantor to the “sidewalk vault” are conveyed without warranty.

Parcel 2: Lots 1 to 12, Block 23 and vacated alley, Plat of Subdivision of the Cass Farm, between Michigan Avenue and Fort Street as recorded in Liber 12, Page 324, Wayne County Records.

Parcel 3: Being Lots 3 through 10, and part of Lots 2 and 11, Block 31, of Subdivision of the Cass Farm, as recorded in Liber 12 of City Records on Page 324; also that part of Lots 6 and 7, Block 31 of the Subdivision of the Cass Farm (Liber 12, Page 324, City Records), lying in the Subdivision of Private Claim 247 as recorded in Liber 44 of Deeds, on Page 1; also being Lot 1 and part of Lots 2 and 12, Block 32, of Subdivision of Private Claim 247, as recorded in Liber 44 of Deeds, on Page 1; also all that part of Private Claim 247, lying within the bounds of the following described land; also being all that part of Fourth Avenue and all that part of public alleys lying within the bounds of the following described land; as more particularly described as follows: Beginning at a point in the Northerly line of Lot 2, Block 32, part of Subdivision of Private Claim 247, said point being distant South 60 degrees 00 minutes 00 seconds West, 80.77 feet along said Northerly line from the Northeast corner of Lot 1 of last mentioned Subdivision; thence South 04 degrees 07 minutes 21 seconds West, a distance of 16.17 feet; thence South 44 degrees 53 minutes 26 seconds East, a distance of 45.43 feet; thence South 50 degrees 31 minutes 40 seconds East, a distance of 223.37 feet to a point in the Westerly line of Fourth Avenue; thence South 30 degrees 02 minutes 15 seconds East along the Westerly line of Fourth Avenue, a distance of 13.66 feet to the Northwest corner of Fourth Avenue and Lafayette Boulevard; thence North 60 degrees 00 minutes 15 seconds East along the Northerly line of Lafayette Boulevard (80 feet wide), a distance of 278.16 feet; thence North 30 degrees 02 minutes 15 seconds West, a distance of 280.14 feet to a point in the Southerly line of Howard Street (60 feet wide); thence South 60 degrees 00 minutes 00 seconds West along the Southerly line of Howard Street, a distance of 358.93 feet to the point of beginning, now known as Lot 2, Detroit Urban Renewal Plat No. 1, as recorded in Liber 90, Pages 85 and 86, Wayne County Records.

B-1

EXHIBIT “C”

DESCRIPTION OF LANDLORD’S WORK

I.                                        General Shell Delivery Condition:

A.                                    Landlord will deliver the space in a good workmanlike manner as set forth below:

1.                                 In accordance with the plans and specifications prepared by the Landlord’s Architect.

2.                                 In compliance with all laws, rules and regulations as required for office use and in accordance with all other applicable provisions of the Lease in a condition to deliver the space to Tenant for Tenant to commence its finish work.

3.                                 In compliance with all disabled accessibility and life-safety requirements to and from the Demised Premises and to and from the Building, Common Areas and Facilities.

II.                                   Hazardous Materials:

Landlord will deliver the space free and clear of any and all known hazardous substances that are not encapsulated and presently regulated under all laws.

III.                              Walls:

A.                                    Landlord will deliver the space with the following:

1.                                 Perimeter walls, common shafts/chases and demising walls studded and insulated as required.

2.                                 All existing perimeter walls will be prepared and ready for Tenant to commence its work.

IV.                               Roof & Watertightness:

A.                                    Landlord will deliver the space with the following:

1.                                 A watertight roof in good condition and free of any material defects.

2.                                 All levels of the Demised Premises, including those below grade, watertight and free of any leaks.

3.                                 All elevator shafts watertight and free of any leaks.

V.                                         Utilities:

A.                               Landlord will deliver the space with the following:

1.                                      All utility services to be used or consumed in the Demised Premises, including gas, water, and electricity.

2.                                      Stub-in locations within the Demised Premises for all utility services.

VI.                                    Electrical:

Landlord will deliver the space with up to a maximum of 12 watts per square foot at 120/208V.

VII.                          Sanitary Sewer/Plumbing:

A.                               Landlord will deliver the space with the following:

1.                                      Sanitary sewer line tie-in to the Demised Premises.

2.                                      Sewer main in good working order and free of any obstructions from the point of entry into the Building.

B.                               Tenant is responsible to pay for bathroom fixtures and finishes pursuant to Landlord’s specifications.

VIII.                     Heating, Ventilation & Cooling:

A.                               Landlord will deliver the space with the following:

1.                                      A fully-operational HVAC system to Landlord’s specifications, to provide Tenant with a cooling load of (1) ton per 400 square feet of space and a heating load of 35 BTU’s per square feet.

2.                                      Core mechanical plumbing and electrical systems provided to the Demised Premises.

B.                               Tenant is responsible for the make-up air equipment and the distribution of the duct work within the Demised Premises.

IX.                              Life-Safety Systems:

A.                               Landlord will deliver the space with the following:

1.                                      A fully functioning fire suppression system, fire alarm system and electrical system. Tenant is responsible for any additional modifications to the base system to accommodate their space.

2.                                      A point of connection and telemetry within the Demised Premises for Tenant’s connection to Landlord’s base-building fire alarm and life-safety controls.

3.                                      Life-safety and proper egress to each Tenant space.

B.                               Tenant is responsible for the low voltage systems and distribution of the low voltage systems throughout the Demised Premises.

EXHIBIT “D”

JANITORIAL SERVICE

A.                                    OFFICE AREAS

1.                                      Empty and clean all waste receptacles and remove waste paper and rubbish from the premises nightly; wash receptacles as necessary.

2.                                      Empty and clean any ash trays, screen any sand urns nightly and supply and replace sand as necessary.

3.                                      Vacuum all rugs and carpeted areas in offices, lobbies and corridors nightly.

4.                                      Hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, paneling, window sills and all other horizontal surfaces nightly; wash window sills when necessary. Only those portions of desks and other furniture that are reasonably cleared of all items by Tenant shall be eligible hereunder.

5.                                      Damp wipe and polish all glass furniture tops nightly. Only those portions of furniture that are reasonably cleared of all items by Tenant shall be eligible hereunder.

6.                                      Remove all finger marks and smudges from all vertical surfaces, including doors, door frames around light switches, private entrance glass and partitions nightly.

7.                                      Wash clean all water coolers nightly.

8.                                      Sweep all private stairways nightly, vacuum if carpeted.

9.                                      Police all stairwells throughout the entire building nightly and keep in clean condition.

10.                               Damp mop spillage in office and public areas as required.

11.                               Damp dust all telephones as necessary.

B.                                    WASH ROOMS

1.                                      Mop, rinse and dry floors nightly.

2.                                      Scrub floors as necessary.

3.                                      Clean all mirrors, bright work and enameled surfaces nightly.

4.                                      Wash and disinfect all basins, urinals and bowls nightly, using nonabrasive cleaners to remove stains and clean undersides of rims of urinals and bowls.

5.                                      Wash both sides of all toilet seats with soap and water and disinfectant nightly.

6.                                      Damp wipe nightly, wash with disinfectant when- necessary, all partitions, tile walls and outside surface of all dispensers and receptacles.

7.                                      Empty and sanitize all receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

8.                                      Fill toilet tissue, soap, towel, and sanitary napkin dispensers nightly.

9.                                      Clean flushometers, piping, toilet seat hinges and other metal work nightly.

10.                               Wash and polish all walls, partitions, tile walls and enamel surfaces from ceiling to floor monthly.

11.                               Vacuum all louvers, ventilating grilles and dust light fixtures monthly.

NOTE: It is the intention to keep the wash rooms thoroughly cleaned and not to use a disinfectant or deodorant to kill odor. If a disinfectant is necessary an odorless product will be used.

C.                                    FLOORS

1.                                      Ceramic tile, marble and terrazzo floors to be swept and buffed nightly and washed or scrubbed as necessary.

2.                                      Asphalt, vinyl, rubber or other composition floors and bases to be swept nightly using dust down preparation; such floors in public areas on multiple tenancy floors to be waxed and buffed monthly.

3.                                      Tile floors in office areas will be waxed and buffed monthly.

4.                                      All floors stripped and rewaxed as necessary.

5.                                      All carpeted areas and rugs to be vacuum cleaned nightly.

6.                                      Carpet shampooing will be performed at Tenant’s request and billed to Tenant.

7.                                      Carpets will be spot cleaned on a nightly basis.

D.                                    GLASS

1.                                      Clean glass entrance doors and adjacent glass panels nightly.

E                                        HIGH DUSTING (Quarterly)

1.                                      Dust and wipe clean all closet shelving when empty and carpet sweep or dry mop all floors in closets if such are empty.

2.                                      Dust all picture frames, charts, graphs and similar wall hangings.

3.                                      Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

4.                                      Damp dust all ceiling air conditioning diffusers, wall grilles, registers and other ventilating louvers.

5.                                      Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures.

F.                                      GENERAL

1.                                      Wipe all interior metal window frames, mullions, and other unpainted interior metal surfaces of the perimeter walls of the building each time the interior of the windows is washed.

2.                                      Keep slop sink rooms in a clean, neat and orderly condition at all times.

3.                                      Wipe clean and polish all metal hardware fixtures and other bright work nightly.

4.                                      Dust and/or wash all directory boards as required, remove finger prints and smudges nightly.

5.                                      Maintain building lobby, corridors and other public areas in a clean condition.

6.                                      As often as necessary as reasonably determined by Tenant, check men’s washrooms for soap, towels and toilet tissue replacements.

7                                         As often as necessary as reasonably determined by Tenant, check ladies’ washrooms for soap, towels arid toilet tissue and sanitary napkin replacements.

8.                                      As needed, vacuuming of elevator cabs will be performed.

9.                                      Constant surveillance of public areas to insure cleanliness.

10.                               At the written request of Tenant from time to time and at Landlord’s cost without mark up, provide up to three (3) day porters exclusively servicing the Premises during the hours of 8:00 am — 5:00 pm Monday — Friday. The scope of the work of such porters shall be at the direction of Tenant. Tenant will have the ability to adjust the number of day porters from time to time. The cost of the day porters may include a mark up of the cost by

Landlord’s management company, but only the actual cost to Landlord for day porters shall be charged to Tenant.

CLEANING SPECIFICATIONS

	PRIMARY ITEM	ACHIEVEMENT	FREQUENCY

A.	ENTRANCE

	Steps & Foyer	Police & Sweep	5 x week

	Door Glass & Frames	Clean	5 x week

B.	PUBLIC AREAS

	Floors - carpet	Vacuum & spot clean	5 x week

	Floors - composition	Dust Sweep & spot mop	5 x week

	Furnishings	Dust	5 x week

	Ash trays	Empty & damp wipe	5 x week

	Drinking fountain	Clean & disinfect	5 x week

	Walls, doors, frames	Spot clean	5 x week

	Telephones	Damp wipe	5 x week

	Stairs	Police	5 x week

	Janitor closets	Keep clean	5 x week

	Stairs	Sweep	I x week

	Metal plates & knobs	Polish	1 x week

	Ledges, sills, rails	Dust	1 x week

	Stairs, all	Dust mop & spot mop	1 x month

	Light fixtures	Dust or vacuum	1 x month

	Walls	Lambs wool dust	1 x quarter

	Window coverings	Dust or vacuum	1 x quarter

C.	WORK AREAS (General & private offices and conferences rooms)

Floors — carpet

	Traffic lanes	Vacuum	5 x week

	All areas	Vacuum	1 x week

	Trash receptacles	Empty & clean	5 x week

	Floors - composition	Dust sweep & spot mop	5 x week

	Trash	Collect	5 x week

	Ash trays	Empty & damp wipe	5 x week

	Telephones	Damp wipe	5 x week

	Furnishings-horizontal	Dust	5 x week

	Glass desk tops	Wash & Dry polish	5 x week

	Glass partitions	Spot clean	1 x week

	Doors & frames	Dust & spot wash	1 x week

	Walls & switchplates	Spot clean	1 x week

	Furnishings-vertical	Dust	1 x month

	Low ledge & sills	Dust	1 x month

	High ledges & grills	Dust	1 x 2 months

	Glass partitions	Wash	1 x 2 months

	Light fixtures - exterior surfaces	Dust or vacuum	1 x quarter

D.	RESTROOMS

	Floors	Mop & disinfect	5 x week

	Receptacles	Empty & disinfect	5 x week

	Fixtures	Scour & disinfect	5 x week

	Dispensers	Refill & clean	5 x week

	Mirrors	Wash & dry polish	5 x week

	Bright Metal	Clean & polish	5 x week

	Walls, dividers, doors	Spot clean or wash	5 x week

	Furnishings	Dust or vacuum	5 x week

	Vents, lights	Dust or vacuum	1 x week

	Floors	Machine scrub	as needed

E.	FLOOR MAINTENANCE PROFILE - Top quality, anti-slip floor materials and finishes will be used. Programmed floor care is:

	Lobbies & halls	Polish	As needed

	Lunchrooms & lounges	Polish	1 x month

	Offices	Polish	1 x month

F.

This schedule shall only apply to those features listed on the schedule which are included in the Leased Premises and the common areas of the floor on which the Leased Premises are located; this is not a list or itemization of the features to be included or installed therein.

G.

Landlord reserves the right to amend, modify or temporarily suspend any of the Janitorial Specifications set forth herein as in its commercially reasonable judgment shall from time to time be required for the care and cleanliness of the Building and the operation thereof, and for the comfort of the tenants and their agents, employees and invitees.

EXHIBIT “E”

RULES AND REGULATIONS

1.                                      Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be used for the disposal of trash, be obstructed by tenants, or be used by tenants for any purpose other than entrance to and exit from the Leased Premises and for going from one part of the Building to another part of the Building.

2.                                      Plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures from misuse by a tenant shall be the liability of said tenant.

3.                                      Signs, advertisements, or notices visible in or from public corridors or from outside the Building shall be subject to Landlord’s prior written approval.

4.                                      Movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials shall be restricted to such hours as Landlord reasonably designates. Landlord will determine the method and routing of said items so as to ensure the safety of all persons and property concerned. Advance written notice of intent to move such items must be made to the Building management office.

5.                                      All routine deliveries to a tenant’s Leased Premises during 8:00 a.m. to 5:00 p.m. weekdays shall be made through the freight elevators. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Building management office.

6.                                      Building management shall have the authority to prescribe the weight and manner that heavy furniture and equipment are positioned.

7.                                      Corridor doors, when not in use, shall be kept closed.

8.                                      Tenant space that is visible from public areas must be kept neat and clean.

9.                                      All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

10.                               No animals shall be brought into or kept in, on or about the Building except for those animals assisting disabled persons.

11.                               Tenant will comply with all security procedures during business hours and on weekends.

13.                               Tenants shall lock all office doors leading to corridors and turn out all lights at the close of their working day.

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14.                               All requests for overtime air conditioning or heating shall be submitted in writing to the Building management office by 2:00 p.m. on the day desired for weekday requests, by 2:00 p.m. Friday for weekend requests and by 2:00 p.m. on the preceding business day for Holiday requests.

15.                               No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and Tenant shall comply with all applicable building and fire codes relating thereto.

16.                               Tenant may not place any items on the balconies of the Building without obtaining Landlord’s prior written consent.

17.                               Smoking is prohibited in all areas of the Building, including, without limitation, elevators, lobbies, restrooms, hallways and stairwells. Smoking in the Development shall be permitted only in those areas designated for such purpose by Landlord from time to time.

Landlord reserves the right to rescind any of these rules and regulations and to make such other and further reasonable and non-discriminatory rules and regulations as in its reasonable judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Building, and the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees. Such rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

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EXHIBIT “F”

MEMORANDUM OF LEASE

This MEMORANDUM OF LEASE, made this                                            day of                       , 2015, by and between 615 WEST LAFAYETTE LLC, a Michigan limited liability company, whose address is 1092 Woodward Avenue, Detroit, Michigan 48226 (hereinafter referred to as “Landlord”), and QUICKEN LOANS INC., a Michigan corporation, whose address is 1050 Woodward Avenue, Detroit, Michigan 48226 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, simultaneously herewith Landlord, as Landlord, and Tenant, as Tenant, have entered into that certain Lease (hereinafter referred to as the “Lease”) covering premises more particularly described on Exhibit “A” hereto (hereinafter referred to as the “Development”); and

WHEREAS, Landlord and Tenant wish to record this Memorandum of Lease in order to place the Lease of record.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.             Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord approximately 182,857 rentable square feet of floor area to be located on all or portions of the second, third, fourth and fifth floors of the building located upon the Development (hereinafter referred to as the “Building”).

2.             Tenant is granted the right of first refusal to lease all premises in the Building, as set forth in the Lease.

3.             The term of the Lease shall commence in two phases. Phase One shall commence on or about September 24, 2015 and Phase Two will commence on or about April 1, 2016 and the term of the Lease will expire September 30, 2022 unless earlier terminated in connection with the terms and conditions of the Lease.

4.             Tenant is granted the right to extend the term of the Lease for two (2) additional periods of five (5) years each upon the terms and conditions set forth in the Lease.

5.             All of the terms and provisions of the Lease are hereby incorporated herein as if set forth in full herein.

6.             To the extent of any conflict between the terms of the Lease and the provisions of this Memorandum of Lease, the terms of the Lease shall govern.

[The remainder of this page is intentionally left blank]

[SIGNATURE PAGE TO MEMORANDUM OF LEASE BY AND BETWEEN 615 WEST LAFAYETTE LLC AND QUICKEN LOANS INC.]

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease on the day and year first above written.

615 WEST LAFAYETTE LLC,
a Michigan limited liability company

By:
James A. Ketai
Authorized Representative

“Landlord”

QUICKEN LOANS INC., a Michigan corporation

By:
William C. Emerson
Chief Executive Officer

“Tenant”

[NOTARY PAGE TO MEMORANDUM OF LEASE BY AND BETWEEN 615 WEST
LAFAYETTE LLC AND QUICKEN LOANS INC.]

STATE OF MICHIGAN	)
) ss.
COUNTY OF WAYNE	)

On this                  day of September, 2015, before me appeared James A. Ketai, to me personally known, who, being by me duly sworn did say that he is the Authorized Representative of 615 West Lafayette LLC, a Michigan limited liability company, the company that executed the within and foregoing instrument, and acknowledged said instrument to be the free act and deed of said company.

Notary Public, State of Michigan
County
Acting in Wayne County My Commission Expires:

STATE OF MICHIGAN	)
) ss.
COUNTY OF WAYNE	)

On this                  day of September, 2015, before me appeared William C. Emerson, to me personally known, who, being by me duly sworn did say that he is the Chief Executive Officer of Quicken Loans Inc., a Michigan corporation, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free act and deed of said corporation.

Notary Public, State of Michigan
County
Acting in Wayne County My Commission Expires:

This instrument drafted by
and when recorded return to:

Howard N. Luckoff, Esq.

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226-3583

EXHIBIT “G”

SECURITY SPECIFICATIONS, PROCEDURES AND SYSTEMS

SECURITY SPECIFICATIONS

Landlord will provide for the safety and security of Tenant employees, visitors, guests of the Development according to the existing Security processes and procedures.

Landlord will represent Tenant to the general public, employees and visitors in a professional and courteous manner with the mission of providing the highest level of guest services.

Site Security

•                  Landlord shall maintain coverage of the Lobby Concierge Desk 24x7 365 days per year

•                  Landlord shall create, record and maintain all existing logs and incident reports that are reported for the Development

•                  Landlord is responsible for the administration and security of all door keys

•                  To the extent required pursuant to the Lease, Tenant must provide all access keys to all leased space areas to Landlord

•                  Landlord shall perform daily security checks including site perimeter checks and checks of all access doors and common areas

•                  Landlord will be responsible for maintaining, executing and training Tenant designates on existing emergency procedures and evacuation plans

•                  Landlord will provide Tenant Rules & Regulations Handbook to Tenant which contains emergency procedures and evacuation plans

•                  Landlord will be responsible for monitoring and maintaining the following existing security and building systems for the Development and Parking Structure to a level no less than the same standards existing for the Development and the Parking Structure as of the date of the Lease.

•                  Video surveillance

•                  Life safety systems

•                  Building Mechanical systems

•                  Access control systems

•                  Emergency call boxes

•                  Elevators

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EXHIBIT “H”

HVAC AND ELECTRICAL SPECIFICATIONS

The HVAC system for the Building shall maintain the following conditions in accordance with BOCA-1993 and ASHRAE 62-89:

Summer:                                              91°d.b./73’w.b. outdoor temperature
75°d.b./50% relative humidity indoors

Winter:                                                        10°d.b. outdoor temperature
72°d.b. indoor temperature

Based upon the following criteria:

Ventilation:       Twenty (20) CFM per person

(but not to exceed one person per 135 rentable square feet)

The electrical system for the Building shall maintain the following conditions

Watts:                  Maximum 7 watts per square foot

Lighting 1.75 watts per usable square foot

Equipment Power 2.5 watts per usable square foot.

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EXHIBIT “I”

PROHIBITED USES

I.             RETAIL PREMISES:

A.               any dancehall within one hundred feet (100’) of any entrance to the Building;

B.               any flea market, second-hand or surplus store, but a store selling antiques, or estate jewelry in a first-class manner shall be permitted;

C.               any dumping, disposing, incineration or reduction of garbage (exclusive of appropriately screened dumpsters or trash compactors located in the rear of any building);

D.               any fire sale, going out of business sale (other than on a temporary basis not to exceed thirty (30) days), bankruptcy sale (unless pursuant to a court order) or auction house operation;

E.                any central laundry or dry cleaning plant or laundromat (except that this prohibition shall not be applicable to on-site service provided solely for pick up and delivery by retail customer, including nominal supporting facilities);

F.                any automobile, truck, trailer or recreational vehicle sales, display, storage or repair (but vehicle leasing and the display of a limited number of any such items shall not be prohibited);

G.               any veterinary hospital or kennel;

H.               any mortuary;

I.                 any establishment selling, renting or exhibiting pornographic materials, adult books, films, video tapes, compact discs, or computer software (which are defined as stores in which a material portion of the inventory is not available for sale or rental to children under eighteen (18) years old because such inventory deals with or depicts human sexuality); provided, this restriction shall in no event restrict the sale of any compact discs which are customarily sold by retail music stores of a type and quality typically located in commercial developments of a similar character and nature in the Detroit, Michigan metropolitan area;

J.                 massage parlor, excluding in any event incidental massages in a day spa and a first class regional or national retailer offering massage services as a primary use, such as Massage Envy.

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K.               any use which emits noxious odors, fumes, dust or vapors or excessive noises or sounds outside of the premises in which they are created (excluding normal venting of a food service operation);

L.                any use which creates an unreasonable risk of a fire or explosion hazard;

M.              any manufacturing facility except as incidental to the operation of a permitted retail business; i.e., a bakery or picture frame manufacturing shop;

N.               any warehousing (except incidental to a retail operation);

O.               the illegal storage, sale, dispensing or distribution on or from the premises of addictive substances;

P.                any illegal activity in contravention of any applicable regulation, ordinances, statute or law;

Q.               any illicit sexual activity, lewd or obscene performance, including by way of illustration, but not by way of limitation, prostitution, peep shows, topless restaurants or performances and the like;

R.               any living quarters, sleeping apartments or lodging rooms;

S.                any auto parts store or service station;

T.                any church, temple, synagogue or other place of worship;

II.            RETAIL PREMISES AND OFFICE PREMISES:

A.               any governmental or quasi-governmental agency with a high volume of visitor traffic; and

B.               any employment agency

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SCHEDULE 35

PARKING LOCATIONS

Surface Parking Lots (2)
THE LODGE (M-10)
LAFAYETTE BLVD.
3RD. BLVD
Parking Structure
FORT ST.
3RD. BLVD
LAFAYETTE BLVD
615 W. Lafayette (the "Building")
Executive Garage
FORT ST.
2ND BLVD
DoubleTree Suites by Hilton Hotel Detroit